                            PROVIDENT MUTUAL LIFE
                              INSURANCE COMPANY OF
                                  PHILADELPHIA


           INSURED   A  A

     POLICY NUMBER   7,999,991                NOV 1, 1994   ISSUE DATE

       FACE AMOUNT   $75,000                  01 - FEMALE   ISSUE AGE, SEX

                                              NOV 1, 1994   POLICY DATE


PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA agrees:

   - To pay the Beneficiary of this Policy the Proceeds at Death upon receiving due proof of the Insured's death;

   - To provide you (the Policy Owner) with the other rights and benefits of this Policy.

These agreements are subject to the provisions of this Policy.

THE DEATH BENEFIT MAY INCREASE OR DECREASE DAILY AS DESCRIBED ON PAGE 14, DEPENDING UPON THE PAYMENT OF PREMIUMS, THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNTS AND THE LEVEL OF MORTALITY CHARGES MADE. BUT, IT WILL NOT BE LESS THAN THE FACE AMOUNT SHOWN ABOVE.

THE CASH VALUE MAY INCREASE OR DECREASE DAILY DEPENDING UPON THE PAYMENT OF PREMIUMS, THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNTS AND THE LEVEL OF MORTALITY CHARGES MADE. THERE IS NO GUARANTEED MINIMUM CASH VALUE.

A Schedule of Premiums is shown in the Policy Data. Additional unscheduled premiums may be paid at your option subject to the limitations in this Policy.

Please read this Policy with care. A guide to its provisions is on the last page. A summary is on page 2. Any additional benefit riders and a copy of the Application are included in this Policy after page 21.

                 This is a legal contract between the Owner and
            Provident Mutual Life Insurance Company of Philadelphia.

RIGHT TO CANCEL POLICY. You may return this Policy to us by the later of: (a) 10 days after you receive it; or (b) 45 days after Part I of the Application was signed. All you have to do is take this Policy or mail it to our Home Office at 1600 Market Street, Philadelphia, Pennsylvania 19103, or to one of our offices or to the representative who sold it to you. If you do this, we will cancel this Policy from the start and refund the sum of: (a) the difference between the premiums you paid, including any policy fees or other charges, and the amounts allocated to the Separate Accounts; and (b) the total Cash Value of the Separate Accounts on the date we receive the returned policy.


Attest

                                                   /s/ Robert W. Kloss
                                                   -------------------
                Registrar                               President

Modified Premium Variable Life Insurance Policy with variable insurance amount.
                       Insurance payable only upon death.
            Schedule premiums payable throughout Insured's lifetime.
                  Provision for optional additional premiums.
  Benefits reflect premium payments, investment results and mortality charges.
       Guaranteed Minimum Death Benefit if scheduled premiums duly paid.
                                 Participating.

                                 POLICY SUMMARY

This is a variable life insurance policy.

Premiums are to be paid throughout the Insured's lifetime. We have specified a schedule of premiums which must be paid to keep this Policy in full force. Under certain conditions, payment of a scheduled premium may not be required to keep this Policy in full force. You will be notified if a scheduled premium payment is not required. At your option, additional premiums may be paid, subject to the policy provisions.

The Cash Value and Death Benefit of this Policy will vary with the payment of premiums, the investment performance of the Separate Accounts to which your premiums are allocated, and the extent to which mortality charges are less than the guaranteed maximums. If all scheduled premiums are paid in accordance with the schedule, this Policy will not lapse, even if adverse investment experience has resulted in a zero or negative Cash Value.

The Guaranteed Minimum Death Benefit is the Face Amount. If this Policy has lapsed, coverage may end or this Policy may stay in force with reduced benefits. If either occurs, you may be able to reinstate this Policy within 3 years with full benefits.

To compute the Proceeds payable upon the Insured's death, we start with the Death Benefit and adjust this amount if there is a loan or if required premiums are unpaid. If you surrender this Policy, the Proceeds will be the net cash surrender value.

We will pay the Proceeds in one sum unless a Payment Option is in force. If you elect a Payment Option, it will apply to Proceeds paid to you if you surrender this Policy or those paid to the Beneficiary when the Insured dies. If a Payment Option is not in force when the Insured dies, the Beneficiary will be able to elect a Payment Option for the Proceeds at Death.

As Policy Owner, you have these rights in this Policy, among others:

         -        You may borrow on this Policy.

         -        You may surrender this Policy.

         -        You may change the Beneficiary.

         - You may change the allocation of future net premiums among the Separate Accounts.

         -        You may transfer amounts among Separate Accounts.

                                  DEFINITIONS

ATTAINED AGE. The Issue Age of the Insured plus the length of time since the Policy Date.

BASE PREMIUM. Total scheduled premium for this Policy minus the premium processing charge and premiums for supplementary benefits and Extra Premium Class.

INSURED. The person named as the Insured on the first page. He or she need not be the Owner.

NET CASH VALUE. The Cash Value minus the sum of policy loans and accrued interest.

NET PREMIUM. The remainder of a Base Premium or unscheduled premium after deduction of the Premium Expense Charges.

POLICY ANNIVERSARY. The same day and month as the Policy Date in each later year.

POLICY PROCESSING DAY. The day in each calendar month which is the same day of the month as the Policy Date.

POLICY YEAR. A year that starts on the Policy Date or on a Policy Anniversary.

PROCEEDS. The net amount to be paid when the Insured dies or this Policy is surrendered.

WE, OUR, US AND COMPANY. Provident Mutual Life Insurance Company of Philadelphia, a Pennsylvania Corporation.

YOU AND YOUR. The Owner of this Policy.

                                  POLICY DATA

INSURED           A A

POLICY NUMBER     7,999,991         NOV 1, 1994        ISSUE DATE

FACE AMOUNT       $75,000           01 - FEMALE        ISSUE AGE, SEX

                                    NOV 1, 1994        POLICY DATE

PREMIUM CLASS     STANDARD

                                    * * * * *

BENEFITS

VARIABLE WHOLE LIFE INSURANCE

                                   * * * * *

SHORTLY BEFORE ATTAINED AGE 22, WE WILL NOTIFY THE INSURED ABOUT POSSIBLE CLASSIFICATION AS A NON-SMOKER. IF THE INSURED DOES NOT QUALIFY FOR NON-SMOKER STATUS OR DOES NOT RETURN THE APPLICATION FORM, WE WILL CLASSIFY THE INSURED AS A SMOKER AND COST OF INSURANCE RATES WILL BE DETERMINED IN ACCORDANCE WITH SUCH CLASSIFICATION.

                                   * * * * *

                          PAYMENT OF SCHEDULED PREMIUMS

SCHEDULED PREMIUMS ARE PAYABLE ON THE POLICY DATE AND AT INTERVALS OF 12 months after that date, as follows:

                            Total             Base
Beginning:                 Premium*          Premium
NOVEMBER 1, 1994            309.00            308.00
NOVEMBER 1, 2063           1074.00           1073.00

The Premium Change Date is NOVEMBER 1, 2063

* Includes $1.00 premium processing charge described below.

                                     * * * *

          SCHEDULE OF CHARGES DEDUCTED FROM SCHEDULED PREMIUM PAYMENTS

PREMIUM EXPENSE CHARGE. A Premium Expense Charge consisting of the following is deducted from each scheduled premium:

         1.       $l.00 from the total scheduled premium for premium processing.

         2. 7.5% of the Base Premium for Sales Charges (5%) and State Premium Tax Charge (2.5%).

AFTER DEDUCTION OF THESE AMOUNTS, WE ALLOCATE THE NET PREMIUM TO THE SEPARATE Accounts you have chosen for scheduled premiums.

                                     * * * *

                         PAYMENT OF UNSCHEDULED PREMIUMS

The minimum unscheduled premium is $25. After deduction of $1.00 for premium processing and 7.5% of the remaining amount of the unscheduled premium for Sales Charges and State Premium Tax Charges, we allocate the Net Premium to the SEPARATE ACCOUNTS ACCORDING TO THE ALLOCATION then in effect for scheduled premiums, unless you notify us of a different allocation.

                                     * * * *

                 SCHEDULE OF MONTHLY DEDUCTIONS FROM CASH VALUE

The following charges are deducted from the Cash Value on each Policy Processing Day, starting with the Policy Date:

         1. Cost of insurance charge - based on no greater than the guaranteed rates shown on page 7;

         2.       Administration charge - $4.37;

         3.       MINIMUM DEATH BENEFIT GUARANTEE CHARGE - $0.75;

         4. First year Policy charge - $5.00 for each of the first 12 Policy months.

                      SCHEDULE OF MAXIMUM SURRENDER CHARGES

If you surrender this Policy or if this Policy lapses, we will determine the CASH SURRENDER VALUE AS DESCRIBED IN THE CASH Surrender Value provision. The TOTAL SURRENDER CHARGE SHOWN BELOW IS THE maximum charge based on the premium payment frequency shown on page 4 which we can deduct from the Cash Value in the applicable Policy Year.

                                                                       CONTINGENT                   TOTAL
  POLICY                            DEFERRED                            DEFERRED                  SURRENDER
   YEAR                       ADMINISTRATIVE CHARGE                   SALES CHARGE                 CHARGE
  ------                      ---------------------                   ------------                ---------
     1                              $375.00                             $ 77.00                    $452.00
     2                               375.00                               92.40                     467.40
     3                               375.00                              107.80                     482.80
     4                               375.00                              123.20                     498.20
     5                               375.00                              138.60                     513.60
     6                               300.00                              123.20                     423.20
     7                               225.00                               92.40                     317.40
     8                               150.00                               61.60                     211.60
     9                                75.00                               30.80                     105.80
10 and later                          ZERO                                ZERO                       ZERO


                                     * * * *

                              DEATH BENEFIT FACTORS

ATTAINED             ATTAINED                  ATTAINED
  AGE     FACTOR       AGE        FACTOR         AGE           FACTOR
--------  ------     --------     ------       --------        ------
   1      12.90        34          4.40           67            1.71
   2      12.53        35          4.25           68            1.67
   3      12.16        36          4.11           69            1.63
   4      11.79        37          3.98           70            1.59
   5      11.43        38          3.85           71            1.56
   6      11.08        39          3.73           72            1.52
   7      10.73        40          3.61           73            1.49
   8      10.39        41          3.50           74            1.46
   9      10.05        42          3.40           75            1.43
  10       9.73        43          3.29           76            1.40
  11       9.41        44          3.19           77            1.37
  12       9.10        45          3.10           78            1.35
  13       8.80        46          3 01           79            1.33
  14       8.51        47          2.92           80            1.30
  15       8.23        48          2.84           81            1.28
  16       7.96        49          2.76           82            1.26
  17       7.70        50          2.68           83            1.24
  18       7.45        51          2.60           84            1.23
  19       7.21        52          2.53           85            1.21
  20       6.98        53          2.46           86            1.19
  21       6.75        54          2.40           87            1.18
  22       6.53        55          2.33           88            1.17
  23       6.32        56          2.27           89            1.15
  24       6.12        57          2.21           90            1.14
  25       5.92        58          2.15           91            1.13
  26       5.73        59          2.10           92            1.12
  27       5.54        60          2.04           93            1.11
  28       5.36        61          1.99           94            1.09
  29       5.19        62          1.94           95            1.08
  30       5.02        63          1.89           96            1.07
  31       4.85        64          1.84           97            1.05
  32       4.70        65          1.79           98            1.04
  33       4.54        66          1.75           99            1.02

   GUARANTEED MONTHLY COST OF INSURANCE RATES PER 51,000 NET AMOUNT AT RISK

ATTAINED                             ATTAINED                                 ATTAINED
  AGE               RATE               AGE                  RATE                AGE                  RATE
--------            ----             --------               ----              --------               ----
  1                0.0725              34                  0.1550               67                   1.8852
  2                0.0675              35                  0.1617               68                   2.0207
  3                0.0658              36                  0.1742               69                   2.1730
  4                0.0642              37                  O.l900               70                   2.3346
  5                0.0633              38                  0.2075               71                   2.5440
  6                0.0608              39                  0.2276               72                   2.8037
  7                0.0600              40                  0.2501               73                   3.1205
  8                0.0583              41                  0.2776               74                   3.4905
  9                0.0575              42                  0.3034               75                   3.9018
  10               0.0567              43                  0.3301               76                   4.3456
  11               0.0575              44                  0.3568               77                   4.8114
  12               0.0600              45                  0.3843               78                   5.2971
  13               0.0625              46                  0.4127               79                   5.8178
  14               0.0667              47                  0.4427               80                   6.3956
  15               0.0708              48                  0.4736               81                   7.0493
  16               0.0750              49                  0.5069               82                   7.7970
  17               0.0792              50                  0.5453               83                   8.6466
  18               0.0817              51                  0.5837               84                   9.6463
  19               0.0850              52                  0.6271               85                  10.6472
  20               0.0875              53                  0.6780               86                  11.7865
  21               0.0892              54                  0.7297               87                  12.8864
  22               0.1008              55                  0.7839               88                  14.1328
  23               0.1025              56                  0.8382               89                  15.3203
  24               0.1058              57                  0.8900               90                  16.6915
  25               0.1075              58                  0.9384               91                  18.1571
  26               0.1117              59                  0.9885               92                  19.7613
  27               0.1150              60                  1.0436               93                  21.5852
  28               0.1183              61                  1.1469               94                  23.8305
  29               0.1233              62                  1.2006               95                  27.1616
  30               0.1292              63                  1.3167               96                  32.3238
  31               0.1342              64                  1.4463               97                  41.2120
  32               0.1400              65                  1.59l7               98                  57.8139
  33               0.1459              66                  1.7355               99                  90.9091

The company has the right to change the cost of insurance deducted under the policy which may require more premium to be paid than was illustrated or the cash values may be less than those illustrated.

                                 POLICY SCHEDULE
                                   (CONTINUED)

                               ALLOCATION OPTIONS

                                  SCHEDULE A-1

THE MARKET STREET FUND, INC.:

         Provident Mutual Variable Large Cap Growth Subaccount
         Provident Mutual Variable Large Cap Value Subaccount
         Provident Mutual Variable Small Cap Growth Subaccount
         Provident Mutual Variable Small Cap Value Subaccount
         Provident Mutual Variable Growth Separate Account
         Provident Mutual Variable Aggressive Growth Separate Account Provident Mutual Variable Bond Separate Account
         Provident Mutual Variable Managed Separate Account
         Provident Mutual Variable Money Market Separate Account
         Provident Mutual Variable International Separate Account

                                  SCHEDULE A-2

THE ALGER AMERICAN FUND:

         Alger American Small Capitalization Subaccount

VARIABLE INSURANCE PRODUCTS FUND (VIP) OR THE
VARIABLE INSURANCE PRODUCTS FUND II (VIP II):

         Fidelity Asset Manager Subaccount (VIP II)
         Fidelity Contrafund Subaccount (VIP II)
         Fidelity Equity-Income Subaccount (VIP)
         Fidelity Growth Subaccount (VIP)
         Fidelity High Income Subaccount (VIP)
         Fidelity Index 500 Subaccount (VIP II)
         Fidelity Investment Grade Bond Subaccount (VIP II)
         Fidelity Overseas Subaccount (VIP)

                                 POLICY SCHEDULE
                                   (CONTINUED)

NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST:

         Neuberger & Berman Limited Maturity Bond Subaccount

VAN ECK WORLDWIDE INSURANCE TRUST:

         Van Eck Worldwide Bond Subaccount
         Van Eck Worldwide Emerging Markets Subaccount
         Van Eck Worldwide Hard Assets Subaccount
         Van Eck Worldwide Real Estate

                                  SCHEDULE A-3

PROVIDENT MUTUAL VARIABLE ZERO COUPON BOND SEPARATE ACCOUNT:

         Maturity Date of Series: February 15, 2006


                                   Page 8A

                               GENERAL PROVISIONS:

THE CONTRACT. This Policy and the Application, a copy of which is attached, form the whole contract. We assume that all statements in the Application were made to the best of the knowledge and belief of the person(s) who made them; in the absence of fraud they are assumed to be representations and not warranties. We relied on those statements when we issued this Policy. We will not use any statement, unless made in the Application, to void this Policy or to deny a claim.

POLICY MODIFICATIONS. Only the President or a Vice President of the Company may agree to modify this Policy, and then only in writing.

SUICIDE EXCLUSION. If the Insured, whether sane or insane, dies by suicide within two years from the Issue Date, our payment will be limited to the sum of premiums paid, minus any loan and loan interest and any withdrawals of excess Cash Value.

MISSTATEMENT OF AGE OR SEX. If the Insured's stated age or sex is not correct, the Face Amount of this Policy will be corrected to that which the scheduled premium would have purchased at the correct age and sex. We will recalculate the Cash Value from the Date of Issue using mortality charges based on the Insured's correct age and sex and the corrected Face Amount. The Death Benefit will be determined in accordance with the Death Benefit Provisions based on this recalculated Cash Value. If the Issue Age is not correct we will change the Premium Change Date shown in the Policy Data for the Insured's correct age.

INCONTESTABILITY. We will not contest this Policy after it has been in force during the Insured's lifetime for two years from the Issue Date, except for nonpayment of premiums. See any supplementary benefit riders for modifications that apply to them.

ANNUAL REPORT. Each year we will send you a report. It will show: (1) the current Death Benefit; (2) any policy loans and the accrued interest; (3) the current Cash Value; (4) the net cash surrender value; (5) scheduled and unscheduled premiums paid since the last report; (6) charges deducted since the last report; (7) any withdrawals of excess Cash Value since the last report; and
(8) any other information that may be required when and where this Policy is delivered.

  You may ask for a similar report at some other time during the year. We have the right to make a reasonable charge for the reports that you ask for, and to limit the scope and frequency of such reports.

PAYMENTS. We will usually pay any amounts payable as a result of surrender, partial withdrawal or policy loan within 7 days after we receive your written request at our Home Office in a form satisfactory to us. We will usually pay the Proceeds at Death within 7 days after we receive proof of the Insured's death at our Home Office and all other requirements deemed necessary are met.

  However, payment may be postponed if we are not able to sell securities or determine the value of the assets of the Separate Accounts because:

         1.       the New York Stock Exchange is closed;

         2. the Securities and Exchange Commission (SEC) requires trading to be restricted or declares an emergency; or

         3. the SEC by order permits us to defer payments for the protection of policy owners.

DEFERMENT UNDER OPTIONS ON LAPSE. If this Policy is being continued under one of the Options on Lapse, we may defer payment of a Cash Value and the making of a loan for up to six months after we receive your written request at our Home Office. We will allow interest, at a rate of 3% a year, on any payment we defer for 30 days or more under this provision.


                              DIVIDEND PROVISIONS

While this Policy is in force, we will determine its share in our divisible surplus once a year. Any dividends will be paid on the Policy Anniversary. You may select one of the Dividend Options listed below. If you do not select any Option, we will pay dividends under Option 3.

         1.       CASH. We will pay any dividend to you in cash.

         2. REDUCE PREMIUM. We will apply the dividend to payment of any scheduled premium. If the Special Premium Payment Provision is in effect, Option 3 will apply.

         3. UNSCHEDULED PREMIUM. We will consider the dividend to be an unscheduled premium payment. We will allocate it to the Separate Accounts in accordance with the allocation then in effect for scheduled premiums, unless you notify us of a different allocation.

                    POLICY OWNER AND BENEFICIARY PROVISIONS

OWNERSHIP. Unless otherwise stated in the Application or later changed, the Owner of this Policy is the Insured. While the Insured is living, the Owner alone is entitled to exercise any right and privilege granted by this Policy or by us. If you, the Owner, are not the Insured and you die while the Insured is still living, all rights will vest in your estate, unless otherwise provided.

BENEFICIARY. The Beneficiary is as stated in the Application, unless later changed. When a Beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. If two or more persons are named, those surviving the Insured will share the Proceeds at Death equally, unless otherwise stated. If none of the persons named survives the Insured, we will pay the Proceeds at Death in one sum to the Insured's estate.

CHANGES. While the Insured is living, you may change the Owner or Beneficiary by written notice in a form satisfactory to us. The change will take effect on the date you sign the notice, except that it will not apply to any payment or other action we take before we receive the notice at our Home Office. If you change the Beneficiary, any previous arrangement you made under the Payment Options provision is cancelled.

ASSIGNMENT. You may assign this Policy; but, we will not be bound by any assignment unless it is in writing and we have received it at our Home Office. Your rights and those of any other person referred to in this Policy will be subject to the assignment. We assume no responsibility for the validity of any assignments.


                           PREMIUM PAYMENT PROVISIONS

SCHEDULED PREMIUMS. The amount and frequency of the scheduled premiums are shown in the Policy Data. The policy's first premium is due on the Policy Date. There is no coverage under this Policy unless an amount equal to the first scheduled premium is paid. If scheduled premiums are not paid when due or within the grace period and the Special Premium Payment Provision is not in effect, this Policy will lapse. If the premium payment frequency is monthly under a premium payment plan and such plan is terminated, the premium payment frequency will be changed to quarterly.

UNSCHEDULED PREMIUMS. Unscheduled premiums may be paid at any time during the Insured's lifetime, so long as all required scheduled premiums have been paid. The minimum unscheduled premium we will accept is shown in the Policy Data. We have the right to limit the number and amount of unscheduled premium payments.

SPECIAL PREMIUM PAYMENT PROVISION. If this provision is in effect, you will not be required to pay premiums during the following Policy Year. To find out if this provision is in effect, we will check whether:

         1. 2 months before the Policy Anniversary, the Cash Value plus any scheduled Base Premium payments due before such Policy Anniversary and not yet paid exceeds the Special Premium Payment Single Premium; and

         2. on the Policy Anniversary, all scheduled Base Premium payments have been paid.

  If these conditions are met, this provision will be in effect from this Policy Anniversary until the next Policy Anniversary. This provision will be in effect even if during such Policy Year:

         1.       you don't make any premium payments; or

         2.       the Cash Value falls below the Special Premium Payment Single
                  Premium.

  You will be notified if the Special Premium Payment Provision is in effect. Any premium payments that you make during the time that such provision is in effect will be considered unscheduled premium payments.

  We have filed the method of calculating the Special Premium Payment Single Premium with the insurance supervisory official of the state in which this Policy is delivered.

PREMIUM CHANGE. The Premium Change Date is the Policy Anniversary nearest the Insured's Attained Age 70, or at the end of Policy Year 15, if later. Two months prior to the Premium Change Date, we will recompute the premium amount payable on and after such date. This recomputed premium amount will not be higher than the amount shown in the Policy Data for the Premium Change Date.

GRACE PERIOD. We will allow a 61-day grace period from the due date for payment of each scheduled premium after the first. This Policy will not lapse during the grace period. If you pay the premium during the grace period, we will credit your payment to this Policy as of the date we receive it. If you do not pay the premium by the end of its grace period, this policy will lapse as of the date on which such scheduled premium was due, unless the Special Premium Payment Provision is in effect. If lapse occurs, all coverage ends, except as stated in the Options of Lapse provisions.

REINSTATEMENT. If this Policy lapses you may reinstate it if all of these conditions are met:

         1.       You make your request within 3 years of the date of lapse;

         2. You have not surrendered this Policy for its net cash surrender value;

         3. You provide evidence, satisfactory to us, that the Insured is insurable; and

         4. You pay a premium of an amount at least equal to the greater of:

                  a. all unpaid total scheduled premiums with interest at 6% per year compounded annually, plus any policy loan and accrued loan interest in effect at the end of the grace period; or

                  b. 110% of the increase in cash surrender value resulting from reinstatement plus all overdue premiums for supplementary benefits with interest at 6% per year compounded annually.

 If this Policy has a variable loan interest rate, the loan interest will be determined in accordance with the Effect on Reinstatement provision of the Variable Loan Interest Rate Rider which is attached to this Policy.

 Upon reinstatement, this Policy will have the same Cash Value and Death Benefit as if it had not lapsed and all scheduled premiums were paid when due.

 The date of reinstatement will be the date we approve your application for reinstatement.

                                OPTIONS ON LAPSE

If this Policy lapses you have a number of options:

         1.       You may apply for reinstatement; or

         2. You may surrender this Policy for its net cash surrender value, if any; or

         3.       You may continue insurance under Extended Term Insurance; or

         4.       You may continue insurance under Reduced Paid Up Insurance.

REDUCED PAID UP INSURANCE. This is fixed benefit insurance for the Insured's lifetime for the amount that the net cash surrender value as of the date this Option is applied, plus monthly deductions on any Policy Processing Day on or after the date of lapse, will buy.

EXTENDED TERM INSURANCE. This is fixed benefit term insurance for an amount equal to the Death Benefit on the date of lapse, minus any unpaid loan and loan interest. The coverage will begin from the date of lapse and continue for as long a term period as the net cash surrender value as of the date this Option is applied, plus monthly deductions on any Policy Processing Day on or after the date of lapse, will buy. This Option is not available if:

         1. any part of the Premium Class shown in the Policy Data is "Extra Premium"; or

         2. the amount of paid up insurance available would be greater than that of the extended term.

 An Option on Lapse will become effective as of the date of lapse. We will use net single premiums for the Insured's Attained Age as of the date of lapse. We will apply the Option on:

         1.       the date we receive your written request at our Home Office;
                  or

         2. if we apply an Option automatically, 3 months after the date of lapse (the due date of any unpaid premium required to keep this Policy in full force).

 If your written request is not received within 3 months after the date of lapse, we will automatically apply the Extended Term Insurance Option at the end of such 3-month period; if Extended Term Insurance is not available, we will apply the Reduced Paid Up Insurance Option. If the Insured dies after the grace period but within 3 months from the date of lapse, the greater of the benefit available under Extended Term Insurance or Reduced Paid Up Insurance will apply.


                             PREMIUM EXPENSE CHARGE

The Premium Expense Charge consist of the following:

         1.       premium processing charge;

         2        sales charge; and

         3.       charge for state premium taxes.

  After the premium processing charge has been deducted, the sales charge and charge for state premium taxes will be deducted from the remaining amount of each scheduled Base Premium paid and any unscheduled premium payment. The amounts of these charges are shown in the Policy Data.

                             THE SEPARATE ACCOUNTS

  Separate Accounts will be used to support the operation of this Policy and to support other variable life insurance policies. We will not allocate assets to the Separate Accounts to support the operation of any contracts or policies that are not variable life insurance.

  The term "Separate Account" as used in this Policy includes any Sub-Account of a Separate Account.

  We own the assets in the Separate Accounts. However, these assets are not part of our General Account. Income, gains and losses, whether or not realized, from assets allocated to a Separate Account will be credited to or charged against the account without regard to our income, gains or losses.

  The Separate Accounts are described in the Policy Data. The Separate Accounts will invest in shares or units or their respective portfolios or series. The Separate Accounts are treated as a unit investment trust under federal securities laws. They are registered with the Securities and Exchange Commission
(SEC) according to the Investment Company Act of 1940 (1940 Act).

  The Separate Accounts are subject to the laws of the Commonwealth of Pennsylvania which regulate the operations of insurance companies incorporated in Pennsylvania. The investment policies of the Separate Accounts will not be changed without the approval of the Pennsylvania Commissioner of Insurance. The approval process has been filed with the insurance supervisory official of the state in which this Policy is delivered.

  We have the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for, the shares or units of an investment company that are held by the Separate Accounts or that the Separate Accounts may purchase. We reserve the right to eliminate the shares or units of an eligible portfolio or series, and to substitute shares or units of another portfolio or series, or another fund, if the shares or units of the portfolio or series are no longer available for investments, or if in our judgment further investment in the portfolio or series should become inappropriate in view of the purposes of the Separate Account. In the event of any substitution or change, we may, subject to your written approval and by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

  We also reserve the right to transfer assets of a Separate Account, which we determine to be associated with the class of policies to which this Policy belongs, to another Separate Account. If this type of transfer is made, the Separate Account specified in this Policy shall then refer to the Separate Account to which the assets were transferred.

  The Policy Owner will share only in the income, gains and losses of the particular Separate Accounts to which your Net Premium payments have been allocated or to which Cash Value has been transferred.

  That portion of the assets of the Separate Accounts which equals the reserves or other policy liabilities of the policies which are supported by the Separate Accounts will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our General Account any assets of the Separate Accounts which are in excess of such reserves and other policy liabilities.

 When permitted by law, we also reserve the right:

     1. to create additional Separate Accounts; to create Sub-Accounts from, or combine or remove Sub-Accounts from, Separate Accounts; or to combine any two or more Separate Accounts;

     2. to operate any one or more of the Separate Accounts as a management investment company under the 1940 Act or in any other form permitted by law;

     3.   to deregister the unit investment trusts under the 1940 Act;

     4. to modify the provisions of this Policy to comply with applicable laws, subject to your written approval;

     5. to restrict or eliminate any voting rights of policyholders or other persons who have voting rights as to the Separate Accounts.

  We will value the assets of the Separate Accounts on each business day.

  If you object to a material change in the investment policy of a Separate Account, you have the right to exchange this Policy for a fixed-benefit policy, as described in the Exchange of Policy provisions. No evidence of insurability will be required. We will notify you of the options available and the procedures to follow if you decide to make an exchange. You must make an exchange within six months after the change in investment policy becomes effective. The face amount of the new policy may not exceed the Face Amount of this Policy.

                               INVESTMENT OPTIONS

ALLOCATION OF NET PREMIUMS. We will allocate the first scheduled Net Premium to the Separate Accounts on the later of the Issue Date or the date we receive the premium payment. We will allocate Net Premium payments after the first scheduled premium to the Separate Accounts on the date we receive such premium payments. We will base the allocations on the allocation percentages chosen by you then in effect. The allocation percentages for the first scheduled premium are shown in the Policy Data. Unless you change these percentages, they will also apply in later years to scheduled and unscheduled premium payments. You may change the allocation percentages by notifying us in writing of the new percentages. Each allocation percentage must be a whole number. You must allocate at least 10% to each Separate Account chosen. You may choose different Separate Accounts and allocation percentages for scheduled and unscheduled premiums.

TRANSFER OF CASH VALUES. You may ask us to transfer all or part of your Cash Value in one of the Separate Accounts to any of the others. The amount of the transfer must be at least $100 or the entire balance if less than $100. If the transfer would leave less than $100 in a Separate Account, we reserve the right to transfer the entire amount. You may make a maximum of 4 such transfers in a Policy Year. We will make the transfer as of the date we receive your written request at our Home Office.

                               EXCHANGE OF POLICY

RIGHT TO EXCHANGE. You may exchange this Policy for a new policy of permanent fixed benefit insurance on the life of the Insured, subject to the Conditions of Exchange below. We will not require evidence that the Insured is insurable.

CONDITIONS OF EXCHANGE. Your right to make this exchange is subject to the following conditions:

     1.   This Policy must be in full force;

     2.   You must ask for the exchange in writing on our form;

     3.   Your request must be made within:

          a.   24 months after the Issue Date shown in the Policy Data; or

          b. 6 months after the effective date of a material change in investment policy of a Separate Account to which Net Premiums are allocated;

     4.   You must repay any loan and loan interest under this Policy;

     5.   You must pay any other charges required for the exchange; and

     6.   You must return this Policy to us.

NEW POLICY. The new policy will be a whole life policy with a level face amount equal to the Face Amount of this Policy. It will be for the same Issue Age, Issue Date and Premium Class as this Policy. Premiums for the new policy will be based on the premium rates for such policy which were in effect on the Policy Date for this Policy. Any supplementary benefit riders in this Policy will be included in the new policy only if such riders were available with the new policy as of its Issue Date.

ADJUSTMENTS ON EXCHANGE. The exchange will be subject to equitable adjustments to take into account:

     1. differences in the premiums and Cash Valves between this Policy and the new policy;

     2.   dividends under this Policy and the new policy;

     3. the impact of investment experience of the Separate Accounts of this Policy on the Cash Value of this Policy.

DATE OF EXCHANGE. The date of exchange will be the later of:

     1. the date you send us this Policy and the signed request on our form for such exchange;

     2. the date we receive at our Home Office any sum due to be paid for the exchange.

                            DEATH BENEFIT PROVISIONS

If the Insured dies while this Policy is in full force, we will pay the Proceeds at Death to the Beneficiary.

DEATH BENEFIT. The Death Benefit is the greatest of:

     1.   the Face Amount shown in the Policy Data;

     2. the Face Amount plus the excess of the Cash Value on the date of death over the applicable Special Premium Payment Single Premium; or

     3. the Cash Value on the date of death times the Death Benefit Factor shown in the Policy Data for the Insured's Attained Age on the date of death.

AMOUNT OF PROCEEDS AT DEATH. The Proceeds at Death will be equal to:

the sum of:

     1.   the Death Benefit;

     2.   any dividend payable at death;

     3. any additional benefits due under a supplementary benefit rider attached to this Policy; and

     4. any part of the last scheduled premium paid that applies to a period beyond the date of death;

less the sum of:

     1.   loan and loan interest on this Policy;

     2. if the death of the Insured occurs during the grace period, any scheduled premiums required to keep this Policy in full force.

PAYMENT OF PROCEEDS AT DEATH. We will pay the Proceeds at Death to the Beneficiary in a lump sum, unless a Payment Option has been selected. If such Proceeds are payable in a lump sum, we will add interest to the amount of such Proceeds for the period from the date of death to the date of payment. The amount of interest will be computed at the yearly rate of 3% or any higher rate declared by us or required by law.


                             CASH VALUE PROVISIONS

CASH VALUE. Assuming no policy loans, the total Cash Value of this Policy at any time is the sum of the policy's Cash Values in the Separate Accounts. If there is an outstanding policy loan, the Cash Value in the General Account will be added to the total Cash Value of the Separate Accounts to determine the total Cash Value of this Policy. The Cash Value may increase or decrease on each Valuation Day depending upon the investment return of the Separate Accounts to which your Net Premiums have been allocated. There is no guaranteed minimum Cash Value for this Policy.

CASH SURRENDER VALUE. THE cash surrender value at any time during the first 9 Policy Years is the Cash Value at that time minus a Surrender Charge. This Surrender Charge has two parts: the Deferred Administrative Charge and the Contingent Deferred Sales Charge. A Schedule of Maximum Surrender Charges for this Policy is shown in the Policy Data. Since there are no Surrender Charges in years 10 and later, the Cash Value and cash surrender value are the same for such years.

  In no event will the Contingent Deferred Sales Charge be greater than 25% of the Base Premiums due for Policy Year 1, plus 5% of the Base Premiums due in Policy Years 2 through 5. We will determine the Contingent Deferred Sales Charge based on the lesser of Base Premiums due and the total of Base Premiums and unscheduled premiums paid.

SURRENDER OF POLICY. You may surrender this Policy for its net cash surrender value. The net cash surrender value at any time is the cash surrender value at that time minus loans and loan interest. We will determine the net cash surrender value on the date we receive your signed surrender request at our Home Office. This Policy will end on the date you send the surrender request to us.

WITHDRAWAL OF EXCESS CASH VALUE. You may make a partial withdrawal of Cash Value. However you may not:

     1. withdraw more than the excess of the cash surrender value over the Withdrawal Single Premium for the Insured's Attained Age;

     2. withdraw more than the amount sufficient to reduce the net loan value (loan value less existing policy loan and accrued interest) to zero;

     3.   withdraw less than $300; or

     4.   make more than four withdrawals in a Policy Year.

  Unless otherwise specified, withdrawals will be made from Separate Accounts on a pro-rata basis. You may not repay a withdrawn amount, except as scheduled or unscheduled premium payments subject to Premium Expense Charges.

  We have filed the method of calculating the Withdrawal Single Premium with the insurance supervisory official of the state in which this Policy is delivered.

  The Death Benefit will be recalculated when you make a withdrawal and will be as described in the Death Benefit Provisions. However, the Guaranteed Minimum Death Benefit will not change, nor will the amount of the next scheduled premium. The amount of scheduled premiums after the Premium Change Date may be affected by the amount of any partial withdrawal.

                             POLICY LOAN PROVISIONS

You may borrow from the Cash Value of this Policy if:

     1.   the Insured is living;

     2.   this Policy is in force other than as Extended Term Insurance; and

     3.   the loan plus existing indebtedness is not more than the loan value.

LOAN VALUE. The loan value of this Policy is:

     1.   for Policy Years 1 through 3, 75% of the cash surrender value;

     2.   for Policy Years 4 and thereafter, 90% of the cash surrender value.

  You may borrow any amount up to the difference between the loan value and the existing policy loan with accrued interest. Except when used to pay premiums, a loan must be for at least $300. Unless the Special Premium Payment Provision is in effect, we will deduct any unpaid scheduled premiums from the loan proceeds.

INTEREST RATE CHARGED ON LOANS. We will charge interest on any loan. The interest will accrue from day to day. You must choose to have interest charged at either:

     1.   a fixed yearly rate of 8%, or

     2.   a variable loan rate.

  If you have chosen to have loan interest charged at a variable rate, the rate in effect on the Issue Date of this Policy is shown in the Policy Data. We will adjust this rate in accordance with the Variable Loan Interest Rate (VLIR) Rider attached to this Policy.

  If you have chosen to have interest charged at the fixed rate, you may change to a variable rate on the Policy Anniversary after we receive your written request at our Home Office.

  Interest is due at the end of each Policy Year. If you do not pay the interest when it is due, we will add it to the loan. We will then begin to charge interest on it, too. If on the Policy Anniversary the outstanding loan plus accrued interest exceeds the cash surrender value, we will mail you and any assignee of record, at your last known addresses, a notice that this Policy will end if the excess amount is not repaid within 31 days after we mail such notice. In no event will the required payment exceed the amount of the accrued interest plus all due and unpaid scheduled premiums.

INTEREST RATE CREDITED ON LOANS. When you borrow on this Policy, the amount of the loan continues to be a part of the Cash Value and is credited with interest at a rate of 1.5% less than the policy loan interest rate being charged.

EFFECT OF LOANS. We will transfer the amount of the loan, and loan interest that becomes part of the loan because it is not paid when due, from the Separate Accounts to the General Account. The amount we transfer does not share in the investment experience of the Separate Accounts. We transfer loan repayments and loan interest credits from the General Account to the Separate Accounts. Since the amount of the loan is removed from the Separate Accounts, a loan will have a permanent effect on the Cash Value of this Policy. The longer the loan is outstanding, the greater this effect is likely to be. The loan may also affect:

     1.   the cash surrender value;

     2.   any Death Benefit in excess of the Guaranteed Minimum Death Benefit;

     3.   whether the Special Premium Payment Provision is in effect; and

     4.   the amount of the scheduled premiums after the Premium Change Date.

ALLOCATION OF LOANS AND LOAN REPAYMENTS. We will allocate loans and repayments among the Separate Accounts in proportion to the Net Cash Value in each Separate Account as of the date of the loan or repayment.

AUTOMATIC PREMIUM LOAN. You may elect the Automatic Premium Loan provision in the Application, or by written request after this Policy is issued and while it is in full force. This provision will be operative only when premiums on this Policy are payable every three, six or twelve months. Under this provision, a loan will be made as of the last day of the grace period to pay a scheduled premium provided:

     1. you have not paid the scheduled premium as of the last day of the grace period;

     2.   the Special Premium Payment Provision is not in effect; and

     3. the loan, together with any existing indebtedness does not exceed the loan value of this Policy. If the loan required to pay the premium and the existing indebtedness would exceed the loan value of this Policy, the Automatic Premium Loan provision will not apply and the Options on Lapse provisions will apply.

  You may revoke the election of this provision at any time by written request. The revocation will only apply to premiums payable thereafter.

                                PAYMENT OPTIONS

  Payments under these Options will not be affected by the investment experience of any Separate Account after Proceeds are applied under such Options.

  Instead of being paid in one sum, the Proceeds of this Policy may be paid under one of the Options below.

OPTION 1 - PROCEEDS AT INTEREST. We will pay interest on the Proceeds at 12, 6, 3 or 1 month intervals, as elected. The interest per interval for each $1,000 of Proceeds is shown in the table below:

  INTERVAL IN MONTHS               AMOUNT OF INTEREST
       12                             $30.00
        6                              14.89
        3                               7.42
        1                               2.47

OPTION 2 - INSTALMENTS OF A SPECIFIED AMOUNT. We will pay the Proceeds in equal instalments of the amount elected with our consent at 12, 6, 3 or 1 month intervals. We will add interest on the balance of Proceeds to such balance each year. We will pay instalments until the Proceeds and interest are exhausted. The last instalment will be for the balance only of the Proceeds and interest.

OPTION 3 - INSTALMENTS FOR A SPECIFIED PERIOD. We will pay the Proceeds in the number of equal monthly instalments certain set forth in the election. We will base the amount of each instalment on the Option 3 table. If so elected, the instalments may be paid at 12, 6 or 3 month intervals. The amount of each instalment in such case will be the product of the monthly instalment and the factor shown in the table below:

                                    FACTOR APPLIED TO
   INTERVAL IN MONTHS               MONTHLY INSTALMENT
          12                               11.839
           6                                5.963
           3                                2.993

OPTION 4 - LIFE INCOME. We will use the Proceeds to provide equal monthly instalments during the payee's life. We will pay the instalments, as elected, either without instalments certain or with instalments certain for 120 months, for 240 months, or until the Proceeds are refunded.

  "Until the Proceeds are refunded" means until the sum of the instalments paid by us equals the amount of Proceeds settled under this Option. We will base the amount of each instalment on the Option 4 table.

OPTION 5 - JOINT AND SURVIVOR LIFE INCOME. We will use the Proceeds to provide equal monthly instalments, with a number of instalments certain, during the joint lives of the payee and one other person and during the life of the survivor.

  We will pay the instalments certain for either 120 or 240 months, as elected. We will base the amount of each instalment on the Option 5 table.

DATE OF FIRST PAYMENT. We will make the first payment under Option 1 at the end of the first payment interval. We will make the first payment under Option 2, 3, 4 or 5 on the date on which the Option takes effect.

INTEREST. The interest rate underlying all of the above Options is 3% per year. Additional interest may be declared each year by us. Such additional interest will:

     1.   increase the interest payment under Option 1;

     2.   be added to the Proceeds under Option 2; or

     3.   increase the instalments certain under Option 3, 4 or 5.

WITHDRAWAL OR COMMUTATION. If expressly provided in the election of the Option but not otherwise, the payee will have the right to:

     1. withdraw all or part of the balance of the Proceeds under Option 1 or 2; or

     2. take in one sum the commuted value of any balance of the instalments certain under Option 3, 4, or 5.

  Partial withdrawals will be subject to our published minimum amount limits in effect at the time the Option is elected. Such commuted value will be based on compound interest at a yearly rate of 3%. Under Option 4 or 5, no instalments other than instalments certain may be commuted.

  We may defer payment of the amount withdrawn or commuted for a period not exceeding 6 months.

SETTLEMENT AT DEATH OF PAYEE. After the death of the payee (the survivor in the case of Option 5), we will make payment as directed in the election of the Option. Such direction is subject to our approval.

The amount subject to such payment will be:

     1.   any balance of Proceeds, with accrued interest, under Option 1 or 2;
          or

     2.   the value of any remaining instalment certain under Option 3, 4 or 5.

ALTERNATE LIFE INCOME OPTION. In lieu of payment in one sum, the Proceeds may be settled under a Life Income Option based on our non-participating single premium immediate annuity rates.

     1.   in effect at the time of settlement; and

     2.   adjusted to a due basis.

The income thus produced will be increased by 4%.

                                           OPTION 3 - INSTALMENTS FOR A SPECIFIED PERIOD
                     Monthly Instalments for Each $1,000 of the Proceeds of This Policy Settled Under Option 3

----------------------------------------------------------------------------------------------------------------------------------
                                                    Monthly Instalments Certain
----------------------------------------------------------------------------------------------------------------------------------
No.       Amount     No.       Amount       No.       Amount       No.       Amount       No.       Amount       No.       Amount
----------------------------------------------------------------------------------------------------------------------------------
 12      $ 84.47      72      $ 15.14       132       $ 8.86       192       $ 6.53       252       $ 5.32       312       $ 4.59
 24        42.86      84        13.16       144         8.24       204         6.23       264         5.15       324         4.47
 36        28.99      96        11.68       156         7.71       216         5.96       276         4.99       336         4.37
 48        22.06     108        10.53       168         7.26       228         5.73       288         4.84       348         4.27
 60        17.91     120         9.61       180         6.87       240         5.51       300         4.71       360         4.18
----------------------------------------------------------------------------------------------------------------------------------

                                                       OPTION 4 - LIFE INCOME
                     Monthly Instalments for Each $1,000 of the Proceeds of This Policy Settled Under Option 4
                                Where the incomes are the same the longer certain period will apply.

        Number of Monthly Instalments                Number of Monthly Instalments
                  Certain                                      Certain
Age of -------------------------------       Age of -------------------------------
Payee                          Until         Payee                          Until
      None    120     240     Proceeds              None    120     240    Proceeds
                                 Are                                          Are
  M                           Refunded         M                           Refunded
--------------------------------------       --------------------------------------
5**   $ 2.81  $ 2.81  $ 2.81    $ 2.80         25   $ 3.14  $ 3.14  $ 3.13   $ 3.12
6       2.83    2.82    2.82      2.81         26     3.17    3.16    3.15     3.14
7       2.84    2.84    2.83      2.83         27     3.19    3.19    3.18     3.16
8       2.85    2.85    2.84      2.84         28     3.22    3.22    3.20     3.19
9       2.86    2.86    2.86      2.85         29     3.25    3.24    3.23     3.21

10      2.87    2.87    2.87      2.86         30     3.28    3.27    3.26     3.24
11      2.89    2.89    2.88      2.88         31     3.31    3.30    3.29     3.27
12      2.90    2.90    2.90      2.89         32     3.34    3.33    3.32     3.30
13      2.92    2.91    2.91      2.90         33     3.37    3.37    3.35     3.33
14      2.93    2.93    2.92      2.92         34     3.41    3.40    3.38     3.36

15      2.95    2.95    2.94      2.93         35     3.44    3.44    3.41     3.39
16      2.96    2.96    2.96      2.95         36     3.48    3.48    3.45     3.42
17      2.98    2.98    2.97      2.96         37     3.52    3.51    3.48     3.46
18      3.00    3.00    2.99      2.98         38     3.57    3.56    3.52     3.50
19      3.02    3.01    3.01      3.00         39     3.61    3.60    3.56     3.53

20      3.04    3.03    3.30      3.02         40     3.66    3.64    3.60     3.57
21      3.06    3.05    3.05      3.04         41     3.71    3.69    3.64     3.61
22      3.08    3.07    3.07      3.06         42     3.76    3.74    3.68     3.66
23      3.10    3.09    3.09      3.08         43     3.81    3.79    3.73     3.70
24      3.12    3.12    3.11      3.10         44     3.87    3.85    3.77     3.75


-----------------------------------------------------------------------------------
        Number of Monthly Instalments                Number of Monthly Instalments
                  Certain                                      Certain
Age of -------------------------------       Age of -------------------------------
Payee                          Until         Payee                          Until
      None    120     240     Proceeds              None    120     240    Proceeds
                                 Are                                          Are
  M                           Refunded         M                           Refunded
--------------------------------------       --------------------------------------
45    $ 3.93  $ 3.90  $ 3.82    $ 3.80         65   $ 6.10  $ 5.81  $ 5.02   $ 5.43
46      3.99    3.96    3.87      3.85         66     6.29    5.96    5.08     5.56
47      4.05    4.02    3.92      3.90         67     6.50    6.11    5.13     5.70
48      4.12    4.09    3.97      3.96         68     6.73    6.28    5.18     5.85
49      4.19    4.15    4.03      4.01         69     6.97    6.44    5.23     6.00

50      4.27    4.22    4.08      4.08         70     7.23    6.61    5.27     6.16
51      4.34    4.29    4.14      4.14         71     7.51    6.78    5.31     6.33
52      4.43    4.37    4.20      4.20         72     7.80    6.96    5.34     6.51
53      4.51    4.45    4.26      4.27         73     8.12    7.14    5.37     6.70
54      4.60    4.54    4.32      4.35         74     8.45    7.32    5.40     6.90

55      4.70    4.62    4.39      4.42         75     8.82    7.49    5.42     7.11
56      4.80    4.72    4.45      4.50         76     9.21    7.67    5.44     7.33
57      4.91    4.82    4.51      4.58         77     9.62    7.84    5.45     7.56
58      5.03    4.92    4.58      4.67         78    10.07    8.01    5.47     7.80
59      5.15    5.03    4.64      4.76         79    10.55    8.17    5.48     8.05

60      5.28    5.14    4.71      4.86         80    11.06    8.33    5.49     8.32
61      5.42    5.26    4.78      4.96         81    11.61    8.48    5.49     8.60
62      5.57    5.39    4.84      5.07         82    12.19    8.61    5.50     8.89
63      5.74    5.52    4.90      5.19         83    12.81    8.74    5.50     9.20
64      5.91    5.66    4.96      5.30         84    13.46    8.86    5.51     9.52

                                               85+   14.16    8.97    5.51     9.85
-----------------------------------------------------------------------------------
        Number of Monthly Instalments                Number of Monthly Instalments
                  Certain                                      Certain
Age of -------------------------------       Age of -------------------------------
Payee                          Until         Payee                          Until
      None    120     240     Proceeds              None    120     240    Proceeds
                                 Are                                          Are
  F                           Refunded         F                           Refunded
--------------------------------------       --------------------------------------
5**   $ 2.75  $ 2.75  $ 2.75    $ 2.74         25   $ 3.02  $ 3.02  $ 3.01   $ 3.01
6       2.76    2.76    2.76      2.75         26     3.04    3.04    3.03     3.02
7       2.77    2.77    2.77      2.76         27     3.06    3.06    3.05     3.04
8       2.78    2.78    2.78      2.77         28     3.08    3.08    3.07     3.06
9       2.79    2.79    2.79      2.78         29     3.10    3.10    3.09     3.09

10      2.80    2.80    2.80      2.79         30     3.13    3.12    3.12     3.11
11      2.81    2.81    2.81      2.80         31     3.15    3.15    3.14     3.13
12      2.82    2.82    2.82      2.82         32     3.18    3.17    3.16     3.15
13      2.83    2.83    2.83      2.83         33     3.20    3.20    3.19     3.18
14      2.85    2.85    2.84      2.84         34     3.23    3.23    3.22     3.20

15      2.86    2.86    2.86      2.85         35     3.26    3.26    3.24     3.23
16      2.87    2.87    2.87      2.86         36     3.29    3.29    3.27     3.26
17      2.89    2.89    2.88      2.88         37     3.32    3.32    3.30     3.29
18      2.90    2.90    2.90      2.89         38     3.35    3.35    3.33     3.32
19      2.92    2.92    2.91      2.91         39     3.39    3.38    3.37     3.35

20      2.93    2.93    2.93      2.92         40     3.42    3.42    3.40     3.38
21      2.95    2.95    2.94      2.94         41     3.46    3.46    3.43     3.42
22      2.96    2.96    2.96      2.95         42     3.50    3.50    3.47     3.45
23      2.98    2.98    2.98      2.97         43     3.54    3.54    3.51     3.49
24      3.00    3.00    2.99      2.99         44     3.59    3.58    3.55     3.53


-----------------------------------------------------------------------------------

        Number of Monthly Instalments                Number of Monthly Instalments
                  Certain                                      Certain
Age of -------------------------------       Age of -------------------------------
Payee                          Until         Payee                          Until
      None    120     240     Proceeds              None    120     240    Proceeds
                                 Are                                          Are
  F                           Refunded         F                           Refunded
--------------------------------------       --------------------------------------
45    $ 3.63  $ 3.63  $ 3.59    $ 3.57         65   $ 5.35  $ 5.22  $ 4.79   $ 4.97
46      3.68    3.67    3.63      3.61         66     5.51    5.36    4.86     5.08
47      3.73    3.72    3.68      3.66         67     5.67    5.50    4.93     5.20
48      3.79    3.77    3.72      3.70         68     5.85    5.65    5.00     5.33
49      3.84    3.83    3.77      3.75         69     6.04    5.80    5.06     5.47

50      3.90    3.89    3.82      3.80         70     6.25    5.96    5.12     5.61
51      3.97    3.95    3.88      3.86         71     6.47    6.14    5.18     5.76
52      4.03    4.01    3.93      3.91         72     6.71    6.31    5.23     5.93
53      4.10    4.08    3.99      3.97         73     6.97    6.50    5.28     6.10
54      4.18    4.15    4.04      4.03         74     7.26    6.69    5.32     6.28

55      4.25    4.22    4.11      4.10         75     7.56    6.89    5.35     6.48
56      4.34    4.30    4.17      4.17         76     7.90    7.09    5.39     6.68
57      4.42    4.38    4.23      4.24         77     8.26    7.29    5.41     6.90
58      4.52    4.47    4.30      4.31         78     8.65    7.49    5.43     7.13
59      4.61    4.56    4.37      4.39         79     9.07    7.69    5.45     7.38

60      4.72    4.66    4.44      4.48         80     9.53    7.89    5.47     7.64
61      4.83    4.76    4.51      4.56         81    10.03    8.08    5.48     7.91
62      4.95    4.86    4.58      4.66         82    10.57    8.26    5.49     8.21
63      5.07    4.98    4.65      4.75         83    11.16    8.43    5.49     8.51
64      5.21    5.10    4.72      4.86         84    11.79    8.59    5.50     8.83

                                               85+   12.48    8.74    5.50     9.18
-----------------------------------------------------------------------------------
*On birthday nearest to due date of first instalment.  **Ages 5 and under.  +Ages 85 and over.

                                    Page 18

                    OPTION 5 - JOINT AND SURVIVOR LIFE INCOME
       Monthly Instalments for Each $1,000 of the Proceeds of This Policy
                             Settled Under Option 5

----------------------------------------------------------------------------------------------------------------
                                    WITH 120 MONTHLY INSTALMENTS CERTAIN
----------------------------------------------------------------------------------------------------------------
                                               Age of Payee*
Age of                                            FEMALE
Payee*     -----------------------------------------------------------------------------------------------------
 MALE        50      51      52      53      54      55      56      57      58      59      60      61      62
----------------------------------------------------------------------------------------------------------------
50         $3.60   $3.63   $3.66   $3.69   $3.72   $3.75   $3.77   $3.80   $3.83   $3.85   $3.88   $3.90   $3.92
51          3.62    3.65    3.68    3.71    3.74    3.77    3.80    3.83    3.86    3.89    3.91    3.94    3.97
52          3.64    3.67    3.70    3.74    3.77    3.80    3.83    3.86    3.89    3.92    3.95    3.98    4.01
53          3.66    3.69    3.72    3.76    3.79    3.82    3.86    3.89    3.92    3.96    3.99    4.02    4.05
54          3.67    3.71    3.74    3.78    3.81    3.85    3.89    3.92    3.96    3.99    4.02    4.06    4.09

55          3.69    3.72    3.76    3.80    3.84    3.87    3.91    3.95    3.99    4.02    4.06    4.10    4.13
56          3.70    3.74    3.78    3.82    3.86    3.90    3.94    3.98    4.02    4.06    4.10    4.13    4.17
57          3.72    3.76    3.80    3.84    3.88    3.92    3.96    4.00    4.05    4.09    4.13    4.17    4.21
58          3.73    3.77    3.81    3.86    3.90    3.94    3.99    4.03    4.08    4.12    4.17    4.21    4.25
59          3.74    3.79    3.83    3.87    3.92    3.96    4.01    4.06    4.10    4.15    4.20    4.25    4.29

60          3.75    3.80    3.84    3.89    3.94    3.98    4.03    4.08    4.13    4.18    4.23    4.28    4.33
61          3.77    3.81    3.86    3.91    3.95    4.00    4.05    4.11    4.16    4.21    4.26    4.32    4.37
62          3.78    3.82    3.87    3.92    3.97    4.02    4.07    4.13    4.18    4.24    4.29    4.35    4.41
63          3.79    3.83    3.88    3.93    3.99    4.04    4.09    4.15    4.21    4.26    4.32    4.38    4.44
64          3.80    3.84    3.90    3.95    4.00    4.06    4.11    4.17    4.23    4.29    4.35    4.41    4.48

65          3.80    3.85    3.91    3.96    4.01    4.07    4.13    4.19    4.25    4.31    4.38    4.44    4.51

70          3.84    3.89    3.95    4.01    4.07    4.13    4.20    4.27    4.34    4.41    4.49    4.57    4.65

75          3.86    3.92    3.98    4.04    4.11    4.17    4.25    4.32    4.40    4.48    4.57    4.66    4.75

80          3.87    3.93    4.00    4.06    4.13    4.20    4.27    4.35    4.44    4.52    4.61    4.71    4.81
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------
                WITH 120 MONTHLY INSTALMENTS CERTAIN
--------------------------------------------------------
                           Age of Payee*
Age of                        FEMALE
Payee*     ---------------------------------------------
MALE        63      64      65      70      75      80
--------------------------------------------------------
50         $3.95   $3.97   $3.99   $4.08   $4.14   $4.18
51          3.99    4.01    4.04    4.13    4.20    4.25
52          4.03    4.06    4.08    4.19    4.27    4.32
53          4.08    4.11    4.13    4.25    4.34    4.40
54          4.12    4.15    4.18    4.31    4.41    4.48

55          4.17    4.20    4.23    4.37    4.48    4.56
56          4.21    4.25    4.28    4.44    4.56    4.64
57          4.25    4.29    4.33    4.50    4.64    4.73
58          4.30    4.34    4.38    4.57    4.72    4.82
59          4.34    4.38    4.43    4.64    4.80    4.92

60          4.38    4.43    4.48    4.71    4.89    5.02
61          4.42    4.48    4.53    4.77    4.98    5.12
62          4.46    4.52    4.58    4.84    5.07    5.23
63          4.50    4.56    4.62    4.91    5.16    5.34
64          4.54    4.60    4.67    4.98    5.25    5.45

65          4.58    4.64    4.71    5.05    5.35    5.57

70          4.73    4.82    4.91    5.36    5.81    6.18

75          4.84    4.94    5.05    5.62    6.23    6.78

80          4.91    5.02    5.14    5.79    6.54    7.27
--------------------------------------------------------

* On birthday nearest to due date of first instalment. The amount of the monthly instalment for any combination of ages not shown in this table will be furnished on request.


----------------------------------------------------------------------------------------------------------------
                                    WITH 240 MONTHLY INSTALMENTS CERTAIN
----------------------------------------------------------------------------------------------------------------
                                               Age of Payee*
Age of                                            FEMALE
Payee*     -----------------------------------------------------------------------------------------------------
MALE        50      51      52      53      54      55      56      57      58      59      60      61      62
----------------------------------------------------------------------------------------------------------------
50         $3.60   $3.63   $3.65   $3.68   $3.71   $3.73   $3.76   $3.79   $3.81   $3.84   $3.86   $3.88   $3.90
51          3.61    3.64    3.67    3.70    3.73    3.76    3.79    3.82    3.84    3.87    3.89    3.92    3.94
52          3.63    3.66    3.69    3.72    3.76    3.79    3.82    3.85    3.87    3.90    3.93    3.95    3.98
53          3.65    3.68    3.71    3.75    3.78    3.81    3.84    3.87    3.90    3.93    3.96    3.99    4.02
54          3.66    3.70    3.73    3.77    3.80    3.83    3.87    3.90    3.93    3.97    4.00    4.03    4.06

55          3.68    3.71    3.75    3.79    3.82    3.86    3.89    3.93    3.96    4.00    4.03    4.06    4.09
56          3.69    3.73    3.77    3.80    3.84    3.88    3.92    3.95    3.99    4.03    4.06    4.10    4.13
57          3.70    3.74    3.78    3.82    3.86    3.90    3.94    3.98    4.02    4.06    4.09    4.13    4.17
58          3.72    3.76    3.80    3.84    3.88    3.92    3.96    4.00    4.04    4.09    4.13    4.16    4.20
59          3.73    3.77    3.81    3.85    3.90    3.94    3.98    4.03    4.07    4.11    4.15    4.20    4.24

60          3.74    3.78    3.82    3.87    3.91    3.96    4.00    4.05    4.09    4.14    4.18    4.23    4.27
61          3.75    3.79    3.84    3.88    3.93    3.97    4.02    4.07    4.12    4.16    4.21    4.26    4.30
62          3.76    3.80    3.85    3.89    3.94    3.99    4.04    4.09    4.14    4.19    4.23    4.28    4.33
63          3.77    3.81    3.86    3.91    3.95    4.00    4.05    4.10    4.16    4.21    4.26    4.31    4.36
64          3.77    3.82    3.87    3.92    3.97    4.02    4.07    4.12    4.17    4.23    4.28    4.33    4.39

65          3.78    3.83    3.88    3.93    3.98    4.03    4.08    4.14    4.19    4.25    4.30    4.36    4.41

70          3.81    3.86    3.91    3.96    4.02    4.07    4.13    4.19    4.25    4.31    4.38    4.44    4.50

75          3.82    3.87    3.92    3.98    4.03    4.09    4.16    4.22    4.28    4.35    4.42    4.48    4.55

80          3.82    3.87    3.93    3.98    4.04    4.10    4.16    4.23    4.29    4.36    4.43    4.50    4.57
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------
                WITH 120 MONTHLY INSTALMENTS CERTAIN
--------------------------------------------------------
                           Age of Payee*
Age of                        FEMALE
Payee*     ---------------------------------------------
MALE        63      64      65      70      75      80
--------------------------------------------------------
50         $3.92   $3.94   $3.96   $4.03   $4.06   $4.08
51          3.96    3.98    4.00    4.08    4.12    4.14
52          4.00    4.02    4.05    4.13    4.17    4.19
53          4.04    4.07    4.09    4.18    4.23    4.25
54          4.08    4.11    4.13    4.23    4.29    4.31

55          4.12    4.15    4.18    4.29    4.35    4.38
56          4.16    4.19    4.22    4.34    4.41    4.44
57          4.20    4.24    4.27    4.40    4.47    4.50
58          4.24    4.28    4.31    4.45    4.53    4.57
59          4.28    4.31    4.35    4.50    4.59    4.63

60          4.31    4.35    4.39    4.55    4.65    4.69
61          4.35    4.39    4.43    4.61    4.71    4.76
62          4.38    4.42    4.47    4.66    4.77    4.82
63          4.41    4.46    4.50    4.70    4.83    4.88
64          4.44    4.49    4.54    4.75    4.88    4.94

65          4.46    4.52    4.57    4.79    4.93    5.00

70          4.57    4.63    4.69    4.97    5.15    5.24

75          4.62    4.69    4.76    5.07    5.28    5.38

80          4.64    4.71    4.78    5.11    5.33    5.44
--------------------------------------------------------

* On birthday nearest to due date of first instalment. The amount of the monthly instalment for any combination of ages not shown in this table will be furnished on request.

AVAILABILITY AND LIMITATIONS. An Option will be available if the Proceeds to be settled under the Option are payable to a natural person in his own right and amount to at least $5,000.

  If the periodic payment under an Option would be less than $50, we may change the frequency of payment so that the amount of each payment will be at least $50.

  In no event may any Proceeds that are to be paid under a collateral assignment be settled under an Option. Such Proceeds may be paid only in one sum.

ELECTION. An Option to apply to the Proceeds at Death or surrender may be elected as follows:

     1.   PROCEEDS AT DEATH. The election may be made:

          a.   by you, while the Insured is alive; or

          b. by the Beneficiary, when the Insured dies, if no election is then in force.

     2. PROCEEDS AT SURRENDER. The election may be made only by you at the time this Policy is surrendered.

An election or revocation of an option must be made by written request. Such election or revocation when filed at the Home Office will take effect as of the date it was signed:

     1.   whether or not the person making it is alive when it is filed; and

     2.   subject to any payment or other action by us before filing.

MISCELLANEOUS. When the Proceeds are settled under an Option, we may:

     1.   require the return of this Policy; and

     2. issue in place of this Policy a certificate which will set forth the terms of the Option elected.

  We will require satisfactory proof of the date of birth of each person on whose life the payments are based under Option 4 or 5 or the Alternate Life Income Option.

  The Proceeds settled under an Option will be part of our general funds. We will not be required to segregate such Proceeds or place them in a separate investment account.


                             CALCULATION OF VALUES

BASIS OF CALCULATION. Net single premiums, Cash Values, and guaranteed cost of insurance rates are based on the Commissioners 1980 Standard Ordinary Mortality Table with Smoker/Non-Smoker modifications. For Extended Term Insurance, net single premiums and Cash Values are based on the Commissioners 1980
Extended Term Insurance Table with Smoker/Non-Smoker modifications. Continuous functions are used. For computing net single premiums and Cash Values for Extended Term and Reduced Paid Up Insurance, the interest rate used is 4 1/2%. The Cash Value of this policy at the end of a Policy Year will be calculated in accordance with the Standard Nonforfeiture Law. The Cash Value of Extended Term and Reduced Paid Up Insurance at any time is equal to the net single premium for such insurance based on the Insured's Attained Age. A detailed statement of how we calculate the values for this Policy has been filed with the insurance supervisory official of the state in which this Policy is delivered.

CALCULATION OF CASH VALUE. When the first net scheduled premium is allocated to the Separate Accounts, the Cash Value in each Separate Account on the Policy Date will equal the Net Premium allocated to that Separate Account minus the first monthly deduction allocated to that Separate Account. Thereafter, on each Valuation Day, the Cash Value in each Separate Account will equal:

     1. the Cash Value in the Separate Account for the previous Valuation Period times the Net Investment Factor for the current Valuation Period;

     2. plus any Net Premiums we receive during the current Valuation Period which are allocated to that Separate Account;

     3.   plus any Cash Value which, during the current Valuation Period:

          a. we transfer to the Separate Account from the General Account when you repay any loan amount, including interest credited to loaned amounts; and

          b. we transfer to the Separate Account from another Separate Account at your request;

     4.   minus any Cash Value which, during the current Valuation Period:

          a. we transfer from the Separate Account to the General Account when you borrow on this Policy or fail to pay interest when due; and

          b. we transfer from the Separate Account to another Separate Account at your request;

     5. plus any dividends credited to the Separate Account during the current Valuation Period;

     6. minus the monthly deductions allocated to the Separate Account during the current Valuation Period;

     7. minus any partial withdrawals during the current Valuation Period which are allocated to the Separate Account.

  The Cash Value of this Policy is equal to: (a) the sum of the Cash Value of each Separate Account; plus (b) any policy loans in the General Account.

VALUATION DAY AND PERIOD. Assets are valued at the close of a Valuation Day. A Valuation Day is any day Monday through Friday, except for days when we are closed for holidays.

  A Valuation Period is the time between two successive Valuation Days. Each Valuation Period includes a Valuation Day and any non-Valuation Day or consecutive non-Valuation Days immediately preceding it.

NET INVESTMENT FACTOR. Each Separate Account has its own Investment Factor. The Net Investment Factor of the Separate Account for a Valuation Period is (a) divided by (b), minus (c) and minus (d), where.

     (a) is:   1.   the value of the assets in the Separate Accounts for the
                    preceding Valuation Period; plus

               2. the investment income and capital gains, realized or unrealized, credited to those assets during the Valuation Period for which the Net Investment Factor is being determined; minus

               3. the capital losses, realized or unrealized, charged against those assets during the Valuation Period; minus

               4. any amount charged against the Separate Account for taxes, or any amount we set aside during the Valuation Period as a reserve for taxes attributable to the operation or maintenance of the Separate Account; and

     (b)  is the value of the assets in the preceding Valuation Period; and

     (c) is a charge no greater than .60% per year (.001643835% for each day in the Valuation Period) for mortality and expense risks; and

     (d) is a charge, for Separate Account V only, no greater than .50% per year (.001369863% for each day in the Valuation Period) for transaction charges associated with the purchase of units.

We will value the assets in the Separate Account at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

MONTHLY DEDUCTIONS. On each Policy Processing Day, beginning on the Policy Date, we will deduct the following charges from the Cash Value:

     1.   Cost of insurance charge as described below.

     2.   Administration charge as shown in the Policy Data.

     3.   Minimum death benefit guarantee charge as shown in the Policy Data.

     4.   First year policy charge as shown in the Policy Data.

     5. If the Special Premium Payment Provision is in effect, we will also deduct 92 1/2% of any scheduled premium for any supplementary benefits or "Extra Premium" Class for that date as shown in the Policy Data.

  The cost of insurance charge for the following Policy Month is (a) multiplied by the result of (b) minus (c), where:

     (a)  is the Cost of Insurance Rate;

     (b) is the Death Benefit at the beginning of the Policy Month divided by 1.0040741; and

     (c)  is the Cash Value at the beginning of the Policy Month.

  The Cost of Insurance Rate is based on the Insured's Attained Age, sex and smoking status. Cost of Insurance Rates will be determined by the Company based on our expectations as to future mortality experience. However, these rates will not exceed those shown in the Policy Data. Such maximum rates are based on the 1980 Commissioners Standard Ordinary Mortality Table with Smoker/Non-smoker modifications.

  We will allocate the total monthly deduction among the Separate Accounts in the same proportion as the policy's Net Cash Value in the Separate Accounts bear to the total Net Cash Value of this Policy. We will allocate the monthly deduction for any Policy Processing Day prior to receipt of the first premium among the Separate Accounts based on the Net Cash Value in the Separate Accounts on the later of the Issue Date or the date the first premium is received.

                                     ENDORSEMENTS

                           (Only We Can Endorse This Policy)



                    A GUIDE TO THE PROVISIONS OF THIS POLICY


                                                    Page                                                           Page
Policy Summary.......................................2             General Provisions...............................10
Definitions..........................................2             Dividend Provisions..............................10
Policy Data.........................................3-7            Policy Owner and Beneficiary
  Payment of Scheduled Premiums......................4              Provisions......................................11
  Schedule of Charges From Base                                    Premium Payment Provisions.....................11-12
    Scheduled Premium Payments.......................4             Options on Lapse.................................12
  Payment of Unscheduled Premiums....................4             Premium Expense Charge...........................12
  Schedule of Monthly Deductions                                   Separate Accounts................................13
    From Cash Value .................................5             Investment Options...............................14
  Schedule of Maximum Surrender                                    Exchange of Policy...............................14
    Charges..........................................5             Death Benefit Provisions.......................14-15
Death Benefit Factors................................6             Cash Value Provisions............................15
Guaranteed Monthly Cost of                                         Policy Loan Provisions...........................16
    Insurance Rates..................................7             Payment Options................................17-20
Description of Separate Accounts.....................8             Calculation of Values..........................20-21
Initial investment Allocation                                      Endorsements.....................................22
    of Net Premiums..................................9

                                VOTING PRIVILEGE

The Owner of this Policy is a member of the Company. All members have the right to vote at the annual meeting or at any special meetings of the members either in person or by proxy.

 Modified Premium Variable Life Insurance Policy with variable insurance amount
                       Insurance payable only upon death
           Scheduled premiums payable throughout Insured's lifetime.
                 Provisions for optional additional premiums.
  Benefits reflect premium payments, investment results and mortality charges.
       Guaranteed Minimum Death Benefit if scheduled premiums duly paid.
                                 Participating.

                                    [LOGO]

            PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA
              1600 Market Street, Philadelphia. Pennsylvania 19103

                             PROVIDENT MUTUAL LIFE
                             INSURANCE COMPANY OF
                                 PHILADELPHIA

INSURED             A   A

POLICY NUMBER       7,999,991                 NOV 1, 1994       ISSUE DATE

FACE AMOUNT         $75,000                   01 - FEMALE       ISSUE AGE, SEX

                                              NOV 1, 1994       POLICY DATE

PROVIDENT LIFE INSURANCE COMPANY OF PHILADELPHIA agrees:

- To pay the Beneficiary of this Policy the Proceeds at Death upon receiving due proof of the Insured's death;

- To provide you (the Policy Owner) with the other rights and benefits of this Policy.

These agreements are subject to the provisions of this Policy.

THE DEATH BENEFIT MAY INCREASE OR DECREASE DAILY AS DESCRIBED ON PAGE 14, DEPENDING UPON THE PAYMENT OF PREMIUMS, THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNTS AND THE LEVEL OF MORTALITY CHARGES MADE. BUT, IT WILL NOT BE LESS THAN THE FACE AMOUNT SHOWN ABOVE.

THE CASH VALUE MAY INCREASE OR DECREASE DAILY DEPENDING UPON THE PAYMENT OF PREMIUMS THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNTS AND THE LEVEL OF MORTALITY CHARGES MADE. THERE IS NO GUARANTEED MINIMUM CASH VALUE.

A Schedule of Premiums is shown in the Policy Data. Additional unscheduled premiums may be paid at your option subject to the limitations in this Policy.

Please read this Policy with care. A guide to its provisions is on the last page. A summary is on page 2. Any additional benefit riders and a copy of the Application are included in this Policy after page 21.

                 This is a legal contract between the Owner and
            Provident Mutual Life Insurance Company of Philadelphia

RIGHT TO CANCEL POLICY. You may return this Policy to us by the later of: (a) 10 days after you receive it; or (b) 45 days after Part I of the Application was signed. All you have to do is take this Policy or mail it to our Home Office at 1600 Market Street, Philadelphia, Pennsylvania 19103, or to one of our offices or to the representative who sold it to you. If you do this, we will cancel this Policy from the start and refund all premiums you paid for it.


Attest

                                                  /s/ Robert W. Kloss
                                                  -------------------
                 Registrar                             President


 Modified Premium Variable Life Insurance Policy with variable insurance amount
                       Insurance payable only upon death.
           Scheduled premiums payable throughout Insured's lifetime.
                  Provision for optional additional premiums.
 Benefits reflect premium premium payments, investment results and mortality charges.
       Guaranteed Minimum Death Benefit if scheduled premiums duly paid.
                                Participating.

                                 POLICY SUMMARY

This is a variable life insurance policy.

Premiums are to be paid throughout the Insured's lifetime. We have specified a schedule of premiums which must be paid to keep this Policy in full force. Under certain conditions, payment of a scheduled premium may not be required to keep this Policy in full force. You will be notified if a scheduled premium payment is not required. At your option, additional premiums may be paid, subject to the policy provisions.

The Cash Value and Death Benefit of this Policy will vary with the payment of premiums, the investment performance of the Separate Accounts to which your premiums are allocated, and the extent to which mortality charges are less than the guaranteed maximums. If all scheduled premiums are paid in accordance with the schedule, this Policy will not lapse, even if adverse investment experience has resulted in a zero or negative Cash Value.

The Guaranteed Minimum Death Benefit is the Face Amount. If this Policy has lapsed, coverage may end or this Policy may stay in force with reduced benefits. If either occurs, you may be able to reinstate this Policy within 3 years with full benefits.

To compute the Proceeds payable upon the Insured's death, we start with the Death Benefit and adjust this amount if there is a loan or if required premiums are unpaid. If you surrender this Policy, the Proceeds will be the net cash surrender value.

We will pay the Proceeds in one sum unless a Payment Option is in force. If you elect a Payment Option, it will apply to Proceeds paid to you if you surrender this Policy or those paid to the Beneficiary when the insured dies. If a Payment Option is not in force when the Insured dies, the Beneficiary will be able to elect a Payment Option for the Proceeds at Death.

As Policy Owner, you have these rights in this Policy, among others:

-  You may borrow on this Policy.

-  You may surrender this Policy.

-  You may change the Beneficiary.

- You may change the allocation of future net premiums among the Separate Accounts.

-  You may transfer amounts among Separate Accounts.

                                  DEFINITIONS

ATTAINED AGE. The Issue Age of the Insured plus the length of time since the Policy Date.

BASE PREMIUM. Total scheduled premium for this Policy minus the premium processing charge and premiums for supplementary benefits and Extra Premium Class.

INSURED. The person named as the INSURED on the first page. He or she need not be the Owner.

NET CASH VALUE. The Cash Value minus the sum of policy loans and accrued interest.

NET PREMIUM. The remainder of a Base Premium or unscheduled premium after deduction of the Premium Expense Charges.

POLICY ANNIVERSARY. The same day and month as the Policy Date in each later year.

POLICY PROCESSING DAY. The day in each calendar month which is the same day of the month as the Policy Date.

POLICY YEAR.  A year that starts on the Policy Date or on a Policy Anniversary.

PROCEEDS. The net amount to be paid when the Insured dies or this Policy is surrendered.

WE, OUR, US AND COMPANY. Provident Mutual Life Insurance Company of Philadelphia, a Pennsylvania Corporation.

YOU AND YOUR. The Owner of this Policy.

                                  POLICY DATA

INSURED                 A A

POLICY NUMBER           7,999,991          NOV 1, 1994           ISSUE DATE

FACE AMOUNT             $75,000            01 - FEMALE           ISSUE AGE, SEX

                                           NOV l, 1994           POLICY DATE

PREMIUM CLASS           STANDARD

                                   * * * * *

BENEFITS

VARIABLE WHOLE LIFE INSURANCE

                                   * * * * *

SHORTLY BEFORE ATTAINED AGE 22, WE WILL NOTIFY THE INSURED ABOUT POSSIBLE CLASSIFICATION AS A NON-SNOKER. IF THE INSURED DOES NOT QUALIFY FOR NONSMOKER STATUS OR DOES NOT RETURN THE APPLICATION FORM, WE WILL CLASSIFY THE INSURED AS A SMOKER AND COST OF INSURANCE RATES WILL BE DETERMINED IN ACCORDANCE WITH SUCH CLASSIFICATION.

                                   * * * * *

                         PAYMENT OF SCHEDULED PREMIUMS

SCHEDULED PREMIUMS ARE PAYABLE ON THE POLICY DATE AND AT INTERVALS OF 12 months after that date, as follows:

                               Total                Base
Beginning:                    Premium*            Premium
NOVEMBER 1, 1994               309.00              308.00
NOVEMBER 1, 2063              1074.00             1073.00




The Premium Change Date is NOVEMBER 1, 2063.

*  Includes $1.00 premium processing charge described below.


                                    * * * *

          SCHEDULE OF CHARGES DEDUCTED FROM SCHEDULED PREMIUM PAYMENTS

PREMIUM EXPENSE CHARGE. A Premium Expense Charge consisting of the following is deducted from each scheduled premium:

1. $1.00 from the total scheduled premium for premium processing.

2. 7.5% of the Base Premium for Sales Charges (5%) and state Premium Tax Charge (2.5%).

AFTER DEDUCTION OF THESE AMOUNTS, WE ALLOCATE THE NET PREMIUM TO THE SEPARATE Accounts you have chosen for scheduled premiums.

                                    * * * *

                        PAYMENT OF UNSCHEDULED PREMIUMS

The minimum unscheduled premium is $25. After deduction of $1.00 for premium processing and 7.5% of the remaining amount of the unscheduled premium for Sales Charges and State Premium Tax Charges, we allocate the Net Premium to the SEPARATE ACCOUNTS ACCORDING TO THE ALLOCATION then in effect for scheduled premiums, unless you notify us of a different allocation.

                                    * * * *

                 SCHEDULE OF MONTHLY DEDUCTIONS FROM CASH VALUE

The following charges are deducted from the Cash Value on each Policy Processing Day, starting with the Policy Date:

1. Cost of insurance charge - based on no greater than the guaranteed rates shown on page 7;

2. Administration charge - $4.37;

3. MINIMUM DEATH BENEFIT GUARANTEE CHARGE - $0.75;

4. First year Policy charge - $5.00 for each of the first 12 Policy months.

                                    * * * *

                     SCHEDULE OF MAXIMUM SURRENDER CHARGES

If you surrender this Policy or if this Policy lapses, we will determine the CASH SURRENDER VALUE AS DESCRIBED IN THE CASH Surrender Value provision. The TOTAL SURRENDER CHARGE SHOWN BELOW IS THE maximum charge based on the premium payment frequency shown on page 4 which we can deduct from the Cash Value On the applicable Policy Year.


                     CONTINGENT                  TOTAL
  POLICY              DEFERRED                  DEFERRED          SURRENDER
   YEAR          ADMINISTRATIVE CHARGE        SALES CHARGE         CHARGE
  ------         ---------------------        ------------        ---------
    1                  $375.00                   $77.00            $452.00
    2                   375.00                    92.40             467.40
    3                   375.00                   107.80             482.80
    4                   375.00                   123.20             498.20
    5                   375.00                   138.60             513.60
    6                   300.00                   123.20             423.20
    7                   225.00                    92.40             317.40
    8                   150.00                    61.60             211.60
    9                    75.00                    30.80             105.80
10 and later              ZERO                     ZERO               ZERO

                                    * * * *

                             DEATH BENEFIT FACTORS

   ATTAINED                                     ATTAINED                                ATTAINED
     AGE             FACTOR                       AGE         FACTOR                      AGE        FACTOR
  ----------         ------                     --------      ------                    --------     ------
       1              12.90                       34           4.40                        67         1.71
       2              12.53                       35           4.25                        68         1.67
       3              12.16                       36           4.11                        69         1.63
       4              11.79                       37           3.98                        70         1.59
       5              11.43                       38           3.85                        71         1.56
       6              11.08                       39           3.73                        72         1.52
       7              10.73                       40           3.61                        73         1.49
       8              10.39                       41           3.50                        74         1.46
       9              10.05                       42           3.40                        75         1.43
      10               9.73                       43           3.29                        76         1.40
      11               9.41                       44           3.19                        77         1.37
      12               9 10                       45           3.10                        78         1.35
      13               8.80                       46           3.01                        79         1.33
      14               8.51                       47           2.92                        80         1.30
      15               8.23                       48           2.84                        81         1.28
      16               7.96                       49           2.76                        82         1.26
      17               7.70                       50           2.68                        83         1.24
      18               7.45                       51           2.60                        84         1.23
      19               7.21                       52           2.53                        85         1.21
      20               6.98                       53           2.46                        86         1.19
      21               6.75                       54           2.40                        87         1.18
      22               6.53                       55           2.33                        88         1.17
      23               6.32                       56           2.27                        89         1.15
      24               6.12                       57           2.21                        90         1.14
      25               5.92                       58           2.15                        91         1.13
      26               5.73                       59           2.10                        92         1.12
      27               5.54                       60           2.04                        93         1.11
      28               5.36                       61           1.99                        94         1.09
      29               5.19                       62           1.94                        95         1.08
      30               5.02                       63           1.89                        96         1.07
      31               4.85                       64           1.84                        97         1.05
      32               4.70                       65           1.79                        98         1.04
      33               4.54                       66           1.75                        99         1.02

   GUARANTEED MONTHLY COST OF INSURANCE RATES PER $1,000 NET AMOUNT AT RISK


  ATTAINED                                 ATTAINED                                ATTAINED
    AGE                   RATE               AGE               RATE                  AGE                RATE
----------                ----             --------            ----                ---------            ----
     1                   0.0725              34               0.1550                  67                1.8852
     2                   0.0675              35               0.1617                  68                2.0207
     3                   0.0658              36               0.1742                  69                2.1730
     4                   0.0642              37               0.1900                  70                2.3346
     5                   0.0633              38               0.2075                  71                2.5440
     6                   0.0608              39               0.2276                  72                2.8037
     7                   0.0600              40               0.2501                  73                3.1205
     8                   0.0583              41               0.2776                  74                3.4905
     9                   0.0575              42               0.3034                  75                3.9018
    10                   0.0567              43               0.3301                  76                4.3456
    11                   0.0575              44               0.3568                  77                4.8114
    12                   0.0600              45               0.3843                  78                5.2971
    13                   0.0625              46               0.4127                  79                5.8178
    14                   0.0667              47               0.4427                  80                6.3956
    15                   0.0708              48               0.4736                  81                7.0493
    16                   0.0750              49               0.5069                  82                7.7970
    17                   0.0792              50               0.5453                  83                8.6466
    18                   0.0817              51               0.5837                  84                9.6463
    19                   0.0850              52               0.6271                  85               10.6472
    20                   0.0875              53               0.6780                  86               11.7865
    21                   0.0892              54               0.7297                  87               12.8864
    22                   0.1008              55               0.7839                  88               14.1328
    23                   0.1025              56               0.8382                  89               15.3203
    24                   0.1058              57               0.8900                  90               16.6915
    25                   0.1075              58               0.9384                  91               18.1571
    26                   0.1117              59               0.9885                  92               19.7613
    27                   0.1150              60               1.0436                  93               21.5852
    28                   0.1183              61               1.1469                  94               23.8305
    29                   0.1233              62               1.2006                  95               27.1616
    30                   0.1292              63               1.3167                  96               32.3238
    31                   0.1342              64               1.4463                  97               41.2120
    32                   0.1400              65               1.5917                  98               57.8139
    33                   0.1459              66               1.7355                  99               90.9091

The company has the right to change the cost of insurance deducted under the policy which may require more premium to be paid than was illustrated or the cash values may be less that those illustrated.

                                POLICY SCHEDULE
                                  (CONTINUED)

                               ALLOCATION OPTIONS

                                  SCHEDULE A-1

THE MARKET STREET FUND, INC.:

     Provident Mutual Variable Large Cap Growth Subaccount
     Provident Mutual Variable Large Cap Value Subaccount
     Provident Mutual Variable Small Cap Growth Subaccount
     Provident Mutual Variable Small Cap Value Subaccount
     Provident Mutual Variable Growth Separate Account
     Provident Mutual Variable Aggressive Growth Separate Account
     Provident Mutual Variable Bond Separate Account
     Provident Mutual Variable Managed Separate Account
     Provident Mutual Variable Money Market Separate Account
     Provident Mutual Variable International Separate Account

                                  SCHEDULE A-2

THE ALGER AMERICAN FUND:

     Alger American Small Capitalization Subaccount

VARIABLE INSURANCE PRODUCTS FUND (VIP) OR THE
VARIABLE INSURANCE PRODUCTS FUND II (VIP II):

     Fidelity Asset Manager Subaccount (VIP II)
     Fidelity Contrafund Subaccount (VIP II)
     Fidelity Equity-Income Subaccount (VIP)
     Fidelity Growth Subaccount (VIP)
     Fidelity High income Subaccount (VIP)
     Fidelity Index 500 Subaccount (VIP II)
     Fidelity Investment Grade Bond Subaccount (VIP II)
     Fidelity Overseas Subaccount (VIP)

                                POLICY SCHEDULE
                                  (CONTINUED)

NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST:

   Neuberger & Berman Limited Maturity Bond Subaccount

VAN ECK WORLDWIDE INSURANCE TRUST:

     Van Eck Worldwide Bond Subaccount
     Van Eck Worldwide Emerging Markets Subaccount
     Van Eck Worldwide Hard Assets Subaccount
     Van Eck Worldwide Real Estate

                                 SCHEDULE A-3

PROVIDENT MUTUAL VARIABLE ZERO COUPON BOND SEPARATE ACCOUNT:

      Maturity Date of Series: February 15, 2006



                                    Page 8A

                               GENERAL PROVISIONS

THE CONTRACT. This Policy and the Application, a copy of which is attached, form the whole contract. We assume that all statements in the Application were made to the best of the knowledge and belief of the person(s) who made them; in the absence of fraud they are assumed to be representations and not warranties. We relied on those statements when we issued this Policy. We will not use any statement, unless made in the Application, to void this Policy or to deny a claim.

POLICY MODIFICATIONS. Only the President or a Vice President of the Company may agree to modify this Policy, and then only in writing.

SUICIDE EXCLUSION. If the Insured, whether sane or insane, dies by suicide within two years from the Issue Date, our payment will be limited to the sum of premiums paid, minus any loan and loan interest and any withdrawals of excess Cash Value.

MISSTATEMENT OF AGE OR SEX. If the Insured's stated age or sex is not correct, the Face Amount of this Policy will be corrected to that which the scheduled premium would have purchased at the correct age and sex. We will recalculate the Cash Value from the Date of Issue using mortality charges based on the Insured's correct age and sex and the corrected Face Amount. The Death Benefit will be determined in accordance with the Death Benefit Provisions based on this recalculated Cash Value. If the Issue Age is not correct we will change the Premium Change Date shown in the Policy Data for the Insured's correct age.

INCONTESTABILITY. We will not contest this Policy after it has been in force during the Insured's lifetime for two years from the Issue Date, except for nonpayment of premiums. See any supplementary benefit riders for modifications that apply to them.

ANNUAL REPORT. Each year we will send you a report. It will show: (1) the current Death Benefit; (2) any policy loans and the accrued interest; (3) the current Cash Value; (4) the net cash surrender value; (5) scheduled and unscheduled premiums paid since the last report; (6) charges deducted since the last report; (7) any withdrawals of excess Cash Value since the last report; and (8) any other information that may be required when and where this Policy is delivered.

  You may ask for a similar report at some other time during the year. We have the right to make a reasonable charge for the reports that you ask for, and to limit the scope and frequency of such reports.

PAYMENTS. We will usually pay any amounts payable as a result of surrender, partial withdrawal or policy loan within 7 days after we receive your written request at our Home Office in a form satisfactory to us. We will usually pay the Proceeds at Death within 7 days after we receive proof of the Insured's death at our Home Office and all other requirements deemed necessary are met.

  However, payment may be postponed if we are not able to sell securities or determine the value of the assets of the Separate Accounts because:

  1.   the New York Stock Exchange is closed;

  2. the Securities and Exchange Commission (SEC) requires trading to be restricted or declares an emergency; or

  3. the SEC by order permits us to defer payments for the protection of policy owners.

DEFERMENT UNDER OPTIONS ON LAPSE. If this Policy is being continued under one of the Options on Lapse, we may defer payment of a Cash Value and the making of a loan for up to six months after we receive your written request at our Home Office. We will allow interest, at a rate of 3% a year, on any payment we defer for 30 days or more under this provision.


                              DIVIDEND PROVISIONS

While this Policy is in force, we will determine its share in our divisible surplus once a year. Any dividends will be paid on the Policy Anniversary. You may select one of the Dividend Options listed below. If you do not select any Option, we will pay dividends under Option 3.

  1.   CASH. We will pay any dividend to you in cash.

  2. REDUCE PREMIUM. We will apply the dividend to payment of any scheduled premium. If the Special Premium Payment Provision is in effect, Option 3 will apply.

  3. UNSCHEDULED PREMIUM. We will consider the dividend to be an unscheduled premium payment. We will allocate it to the Separate Accounts in accordance with the allocation then in effect for scheduled premiums, unless you notify us of a different allocation.

                    POLICY OWNER AND BENEFICIARY PROVISIONS

OWNERSHIP. Unless otherwise stated in the Application or later changed, the Owner of this Policy is the Insured. While the Insured is living, the Owner alone is entitled to exercise any right and privilege granted by this Policy or by us. If you, the Owner, are not the Insured and you die while the Insured still living, all rights will vest in your estate, unless otherwise provided.

BENEFICIARY. The Beneficiary is as stated in the Application, unless later changed. When a Beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. If two or more persons are married, those surviving the Insured will share the Proceeds at Death equally, unless otherwise stated. If none of the persons named survives the Insured, we will pay the Proceeds at Death in one sum to the Insured's estate.

CHANGES. While the Insured is living, you may change the Owner or Beneficiary by written notice in a form satisfactory to us. The change will take effect on the date you sign the notice, except that it will not apply to any payment or other action we take before we receive the notice at our Home Office. If you change the Beneficiary, any previous arrangement you made under the Payment Options provision is cancelled.

ASSIGNMENT. You may assign this Policy; but, we will not be bound by any assignment unless it is in writing and we have received it at our Home Office. Your rights and those of any other person referred to in this Policy will be subject to the assignment. We assume no responsibility for the validity of any assignments.

                          PREMIUM PAYMENT PROVISIONS

SCHEDULED PREMIUMS. The amount and frequency of the scheduled premiums are shown in the Policy Data. The policy's first premium is due on the Policy Date. There is no coverage under this Policy unless an amount equal to the first scheduled premium is paid. If scheduled premiums are not paid when due or within the grace period and the Special Premium Payment Provision is not in effect, this Policy will lapse. If the premium payment frequency is monthly under a premium payment plan and such plan is terminated, the premium payment frequency will be changed to quarterly.

UNSCHEDULED PREMIUMS. Unscheduled premiums may be paid at any time during the Insured's lifetime, so long as all required scheduled premiums have been paid. The minimum unscheduled premium we will accept is shown in the Policy Data. We have the right to limit the number and amount of unscheduled premium payments.

SPECIAL PREMIUM PAYMENT PROVISION If this provision is in effect, you will not be required to pay premiums during the following Policy Year. To find out if this provision is in effect, we will check whether:

  1. 2 months before the Policy Anniversary, the Cash Value plus any scheduled Base Premium payments due before such Policy Anniversary and not yet paid exceeds the Special Premium Payment Single Premium; and

  2. on the Policy Anniversary, all scheduled Base Premium payments have been paid.

  If these conditions are met, this provision will be in effect from this Policy Anniversary until the next Policy Anniversary. This provision will be in effect even if during such Policy Year:

  1.   you don't make any premium payments; or

  2.   the Cash Value falls below the Special Premium Payment Single Premium.

  You will be notified if the Special Premium Payment Provision is in effect. Any premium payments that you make during the time that such provision is in effect will be considered unscheduled premium payments.

  We have filed the method of calculating the Special Premium Payment Single Premium with the insurance supervisory official of the state in which this Policy is delivered.

PREMIUM CHANGE. The Premium Change Date is the Policy Anniversary nearest the Insured's Attained Age 70, or at the end of Policy Year 15, if later. Two months prior to the Premium Change Date, are will recompute the premium amount payable on and after such date. This recomputed premium amount will not be higher than the amount shown in the Policy Data for the Premium Change Date.

GRACE PERIOD. We will allow a 61-day grace period from the due date for payment of each scheduled premium after the first. This Policy will not lapse during the grace period. If you pay the premium during the grace period, we will credit your payment to this Policy as of the date we receive it. If you do not pay the premium by the end of its grace period, this policy will lapse as of the date on which such scheduled premium was done, unless the Special Premium Payment Provision is in effect. If lapse occurs, all coverage ends, except as stated in the Options of Lapse provisions.

REINSTATEMENT. If this Policy lapses you may reinstate it if all of these conditions are met:

  1. You make your request within 3 years of the date of lapse;

  2. You have not surrendered this Policy for its net cash surrender value;

  3. You provide evidence, satisfactory to us, that the Insured is insurable;
     and

  4. You pay a premium of an amount at least equal to the greater of:

     a. all unpaid total scheduled premiums with interest at 6% per year compounded annually, plus any policy loan and accrued loan interest in effect at the end of the grace period; or

     b. 110% of the increase in cash surrender value resulting from reinstatement plus all overdue premiums for supplementary benefits with interest at 6% per year compounded annually.

  If this Policy has a variable loan interest rate, the loan interest will be determined in accordance with the Effect on Reinstatement provision of the Variable Loan Interest Rate Rider which is attached to this Policy.

  Upon reinstatement, this Policy will have the same Cash Value and Death Benefit as if it had not lapsed and all scheduled premiums were paid when due.

  The date of reinstatement will be the date we approve your application for reinstatement.

                               OPTIONS ON LAPSE


If this Policy lapses you have a number of options:

  1. You may apply for reinstatement; or

  2. You may surrender this Policy for its net cash surrender value, if any, or

  3. You may continue insurance under Extended Term insurance; or

  4. You may continue insurance under Reduced Paid Up Insurance.

REDUCED PAID UP INSURANCE. This is fixed benefit insurance for the Insured's lifetime for the amount that the net cash surrender value as of the date this Option is applied, plus monthly deductions on any Policy Processing Day on or after the date of lapse, will buy.

EXTENDED TERM INSURANCE. This is fixed benefit term insurance for an amount equal to the Death Benefit on the date of lapse, minus any unpaid loan and loan interest. The coverage will begin from the date of lapse and continue for as long a term period as the net cash surrender value as of the date this Option is applied, plus monthly deductions on any Policy Processing Day on or after the date of lapse, will buy. This Option is not available if:

  1. any part of the Premium Class shown in the Policy Data is "Extra Premium";
     or

  2. the amount of paid up insurance available would be greater than that of the extended term.

  An Option on Lapse will become effective as of the date of lapse. We will use net single premiums for the Insured's Attained Age as of the date of lapse. We will apply the Option on:

  1. the date we receive your written request at our Home Office; or

  2. if we apply an Option automatically, 3 months after the date of lapse (the due date of any unpaid premium required to keep this Policy in full force).

  If your written request is not received within 3 months after the date of lapse, we will automatically apply the Extended Term Insurance Option at the end of such 3-month period; if Extended Term Insurance is not available, we will apply the Reduced Paid Up Insurance Option. If the Insured dies after the grace period but within 3 months from the date of lapse, the greater of the benefit available under Extended Term Insurance or Reduced Paid Up Insurance will apply.

                            PREMIUM EXPENSE CHARGE

The Premium Expense Charge consist of the following:

  1. premium processing charge;

  2. sales charge; and

  3. charge for state premium taxes.

  After the premium processing charge has been deducted, the sales charge and charge for state premium taxes will be deducted from the remaining amount of each scheduled Base Premium paid and any unscheduled premium payment. The amounts of these charges are shown in the Policy Data.

                             THE SEPARATE ACCOUNTS

  Separate Accounts will be used to support the operation of this Policy and to support other variable life insurance policies. We will not allocate assets to the Separate Accounts to support the operation of any contracts or policies that are not variable life insurance.

  The term "Separate Account" as used in this Policy includes any Sub-Account of a Separate Account.

  We own the assets in the Separate Accounts. However, these assets are not part of our General Account. Income, gains and losses, whether or not realized, from assets allocated to a Separate Account will be credited to or charged against the account without regard to our income, gains or losses.

  The Separate Accounts are described in the Policy Data. The Separate Accounts will invest in shares or units or their respective portfolios or series. The Separate Accounts are treated as a unit investment trust under federal securities laws. They are registered with the Securities and Exchange Commission (SEC) according to the Investment Company Act of 1940 (1940 Act).

  The Separate Accounts are subject to the laws of the Commonwealth of Pennsylvania which regulate the operations of insurance companies incorporated in Pennsylvania. The investment policies of the Separate Accounts will not be changed without the approval of the Pennsylvania Commissioner of Insurance. The approval process has been filed with the insurance supervisory official of the state in which this Policy is delivered.

  We have the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for, the shares or units of an investment company that are held by the Separate Accounts or that the Separate Accounts may purchase. We reserve the right to eliminate the shares or units of an eligible portfolio or series, and to substitute shares or units of another portfolio or series, or another fund, if the shares or units of the portfolio or series are no longer available for investments, or if in our judgment further investment in the portfolio or series should become inappropriate in view of the purposes of the Separate Account. In the event of any substitution or change, we may, subject to your written approval and by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

  We also reserve the right to transfer assets of a Separate Account, which we determine to be associated with the class of policies to which this Policy belongs, to another Separate Account. If this type of transfer is made, the Separate Account specified in this Policy shall then refer to the Separate Account to which the assets were transferred.

  The Policy Owner will share only in the income, gains and losses of the particular Separate Accosts to which your Net Premium payments have been allocated or to which Cash Value has been transferred.

  That portion of the assets of the Separate Accounts which equals the reserves or other policy liabilities of the policies which are supported by the Separate Accounts will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our General Account any assets of the Separate Accounts which are in excess of such reserves and other policy liabilities.

When permitted by law, we also reserve the right:

  1. to create additional Separate Accounts; to create Sub-Accounts from, or combine or remove Sub-Accounts from, Separate Accounts; or to combine any two or more Separate Accounts;

  2. to operate any one or more of the Separate Accounts as a management investment company under the 1940 Act or in any other form permitted by law;

  3. to deregister the unit investment trusts under the 1940 Act;

  4. to modify the provisions of this Policy to comply with applicable laws, subject to your written approval;

  5. to restrict or eliminate any voting rights of policyholders or other persons who have voting rights as to the Separate Accounts.

  We will value the assets of the Separate Accounts on each business day.

  If you object to a material change in the investment policy of a Separate Account, you have the right to exchange this Policy for a fixed-benefit policy, as described in the Exchange of Policy provisions. No evidence of insurability will be required. We will notify you of the options available and the procedures to follow if you decide to make an exchange. You must make an exchange within six months after the change in investment policy becomes effective. The face amount of the new policy may not exceed the Face Amount of this Policy.

                              INVESTMENT OPTIONS

ALLOCATION OF NET PREMIUMS. We will allocate the first scheduled Net Premium to the Separate Accounts on the later of the Issue Date or the date we receive the premium payment. We will allocate Net Premium payments after the first scheduled premium to the Separate Accounts on the date we receive such premium payments. We will base the allocations on the allocation percentages chosen by you then in effect. The allocation percentages for the first scheduled premium are shown in the Policy Data. Unless you change these percentages, they will also apply in later years to scheduled and unscheduled premium payments. You may change the allocation percentages by notifying us in writing of the new percentages. Each allocation percentage must be a whole number. You must allocate at least 10% to each Separate Account chosen. You may choose different Separate Accounts and allocation percentages for scheduled and unscheduled premiums.

TRANSFER OF CASH VALUES. You may ask us to transfer all or part of your Cash Value in one of the Separate Accounts to any of the others. The amount of the transfer must be at least $100 or the entire balance if less than $100. If the transfer would leave less than $100 in a Separate Account, we reserve the right to transfer the entire amount. You may make a maximum of 4 such transfers in a Policy Year. We will make the transfer as of the date we receive your written request at our Home Office.

                              EXCHANGE OF POLICY


RIGHT TO EXCHANGE. You may exchange this Policy for a new policy of permanent fixed benefit insurance on the life of the Insured, subject to the Conditions of Exchange below. We will not require evidence that the Insured is insurable.

CONDITIONS OF EXCHANGE. Your right to make this exchange is subject to the following conditions:

     1. This Policy must be in full force;

     2. You must ask for the exchange in writing on our form;

     3. Your request must be made within:

        a. 24 months after the Issue Date shown in the Policy Data; or

        b. 6 months after the effective date of a material change in investment policy of a Separate Account to which Net Premiums are allocated;

     4. You must repay any loan and loan interest under this Policy;

     5. You must pay any other charges required for the exchange; and

     6. You must return this Policy to us.

NEW POLICY. The new policy will be a whole life policy with a level face amount equal to the Face Amount of this Policy. It will be for the same Issue Age, Issue Date and Premium Class as this Policy. Premiums for the new policy will be based on the premium rates for such policy which were in effect on the Policy Date for this Policy. Any supplementary benefit riders in this Policy will be included in the new policy only if such riders were available with the new policy as of its Issue Date.

ADJUSTMENTS ON EXCHANGE. The exchange will be subject to equitable adjustments to take into account:

     1. differences in the premiums and Cash Values between this Policy and the new policy;

     2. dividends under this Policy and the new policy;

     3. the impact of investment experience of the Separate Accounts of this Policy on the Cash Value of this Policy.

DATE OF EXCHANGE. The date of exchange will be the later of:

     1. the date you send us this Policy and the signed request on our form for such exchange; or

     2. the date we receive at our Home Office any sum due to be paid for the exchange.

                           DEATH BENEFIT PROVISIONS

  If the Insured dies while this Policy is in full force, we will pay the Proceeds at Death to the Beneficiary.

DEATH BENEFIT. The Death Benefit is the greatest of:

     1. the Face Amount shown in the Policy Data;

     2. the Face Amount plus the excess of the Cash Value on the date of death over the applicable Special Premium Payment Single Premium; or

     3. the Cash Value on the date of death times the Death Benefit Factor shown in the Policy Data for the Insured's Attained Age on the date of death.

AMOUNT OF PROCEEDS AT DEATH. The Proceeds at Death will be equal to:
the sum of:

  1. the Death Benefit;

  2. any dividend payable at death;

  3. any additional benefits due under a supplementary benefit rider attached to this Policy; and

  4. any part of the last scheduled premium paid that applies to a period beyond the date of death;

less the sum of:

  1. loan and loan interest on this Policy;

  2. if the death of the Insured occurs during the grace period, any scheduled premiums required to keep this Policy in full force.

PAYMENT OF PROCEEDS AT DEATH. We will pay the Proceeds at Death to the Beneficiary in a lump sum, unless a Payment Option has been selected. If such Proceeds are payable in a lump sum, we will add interest to the amount of such Proceeds for the period from the date of death to the date of payment. The amount of interest will be computed at the yearly rate of 3% or any higher rate declared by us or required by law.

                             CASH VALUE PROVISIONS

CASH VALUE. Assuming no policy loans, the total Cash Value of this Policy at any time is the sum of the policy's Cash Values in the Separate Accounts. If there is an outstanding policy loan, the Cash Value in the General Account will be added to the total Cash Value of the Separate Accounts to determine the total Cash Value of this Policy. The Cash Value may increase or decrease on each Valuation Day depending upon the investment return of the Separate Accounts to which your Net Premiums have been allocated. There is no guaranteed minimum Cash Value for this Policy.

CASH SURRENDER VALUE. The cash surrender value at any time during the first 9 Policy Years is the Cash Value at that time minus a Surrender Charge. This Surrender Charge has two parts: the Deferred Administrative Charge and the Contingent Deferred Sales Charge. A Schedule of Maximum Surrender Charges for this Policy is shown in the Policy Data. Since there are no Surrender Charges in years 10 and later, the Cash Value and cash surrender value are the same for such years.

  In no event will the Contingent Deferred Sales Charge be greater than 25% of the Base Premiums due for Policy Year 1, plus 5% of the Base Premiums due in Policy Years 2 through 5. We will determine the Contingent Deferred Sales Charge based on the lesser of Base Premiums due and the total of Base Premiums and unscheduled premiums paid.

SURRENDER OF POLICY. You may surrender this Policy for its net cash surrender value. The net cash surrender value at any time is the cash surrender value at that time minus loans and loan interest. We will determine the net cash surrender value on the date we receive your signed surrender request at our Home Office. This Policy will end on the date you send the surrender request to us.

WITHDRAWAL OF EXCESS CASH VALUE. You may make a partial withdrawal of Cash Value. However, you may not:

  1. withdraw more than the excess of the cash surrender value over the Withdrawal Single Premium for the Insured's Attained Age;

  2. withdraw more than the amount sufficient to reduce the net loan value (loan value less existing policy loan and accrued interest) to zero;

  3. withdraw less than $300; or

  4. make more than four withdrawals in a Policy Year.

  Unless otherwise specified, withdrawals will be made from Separate Accounts on a pro-rata basis. You may not repay a withdrawn amount, except as scheduled or unscheduled premium payments subject to Premium Expense Charges.

  We have filed the method of calculating the Withdrawal Single Premium with the insurance supervisory official of the state in which this Policy is delivered.

  The Death Benefit will be recalculated when you make a withdrawal and will be as described in the Death Benefit Provisions. However, the Guaranteed Minimum Death Benefit will not change, nor will the amount of the next scheduled premium. The amount of scheduled premiums after the Premium Change Date may be affected by the amount of any partial withdrawal.

                            POLICY LOAN PROVISIONS

You may borrow from the Cash Value of this Policy if:

     1. the Insured is living;

     2. this Policy is in force other than as Extended Term Insurance; and

     3. the loan plus existing indebtedness is not more than the loan value.

LOAN VALUE. The loan value of this Policy is:

     1. for Policy Years 1 through 3, 75% of the cash surrender value;

     2. for Policy Years 4 and thereafter, 90% of the cash surrender value.

  You may borrow any amount up to the difference between the loan value and the existing policy loan with accrued interest. Except when used to pay premiums, a loan must be for at least $300. Unless the Special Premium Payment Provision is in effect, we will deduct any unpaid scheduled premiums from the loan proceeds.

INTEREST RATE CHARGED ON LOANS. We will charge interest on any loan. The interest will accrue from day to day. You must choose to have interest charged at either:

     1. a fixed yearly rate of 8%, or

     2. a variable loan rate.

  If you have chosen to have loan interest charged at a variable rate, the rate in effect on the Issue Date of this Policy is shown in the Policy Data. We will adjust this rate in accordance with the Variable Loan Interest Rate (VLIR) Rider attached to this Policy.

  If you have chosen to have interest charged at the fixed rate, you may change to a variable rate on the Policy Anniversary after we receive your written request at our Home Office.

  Interest is due at the end of each Policy Year. If you do not pay the interest when it is due, we will add it to the loan. We will then begin to charge interest on it, too. If on the Policy Anniversary the outstanding loan plus accrued interest exceeds the cash surrender value, we will mail you and any assignee of record, at your last known addresses, a notice that this Policy will end if the excess amount is not repaid within 31 days after we mail such notice. In no event will the required payment exceed the amount of the accrued interest plus all due and unpaid scheduled premiums

INTEREST RATE CREDITED ON LOANS. When you borrow on this Policy, the amount of the loan continues to be a part of the Cash Value and is credited with interest at a rate of 1.5% less than the policy loan interest rate being charged.

EFFECT OF LOANS. We will transfer the amount of the loan, and loan interest that becomes part of the loan because it is not paid when due, from the Separate Accounts to the General Account. The amount we transfer does not share in the investment experience of the Separate Accounts. We transfer loan repayments and loan interest credits from the General Account to the Separate Accounts. Since the amount of the loan is removed from the Separate Accounts, a loan will have a permanent effect: on the Cash Value of this Policy. The longer the loan is outstanding, the greater this effect is likely to be. The loan may also affect:

     1. the cash surrender value;

     2. any Death Benefit in excess of the Guaranteed Minimum Death Benefit;

     3. whether the Special Premium Payment Provision is in effect; and

     4. the amount of the scheduled premiums after the Premium Change Date.

ALLOCATION OF LOANS AND LOAN REPAYMENTS. We will allocate loans and repayments among the Separate Accounts in proportion to the Net Cash Value in each Separate Account as of the date of the loan or repayment.

AUTOMATIC PREMIUM LOAN. You may elect the Automatic Premium Loan provision in the Application, or by written request after this Policy is issued and while it is in full force. This provision will be operative only when premiums on this Policy are payable every three, six or twelve months. Under this provision, a loan will be made as of the last day of the grace period to pay a scheduled premium provided:

     1. you have not paid the scheduled premium as of the last day of the grace period;

     2. the Special Premium Payment Provision is not in effect; and

     3. the loan, together with any existing indebtedness does not exceed the loan value of this Policy. If the loan required to pay the premium and the existing indebtedness would exceed the loan value of this Policy, the Automatic Premium Loan provision will not apply and the Options on Lapse provisions will apply.

  You may revoke the election of this provision at any time by written request. The revocation will only apply to premiums payable thereafter.

                                PAYMENT OPTIONS

  Payments under these Options will not be affected by the investment experience of any Separate Account after Proceeds are applied under such Options.

  Instead of being paid in one sum, the Proceeds of this Policy may be paid under one of the Options below.

OPTION 1 - PROCEEDS AT INTEREST. We will pay interest on the Proceeds at 12, 6, 3 or 1 month intervals, as elected. The interval per interval for each $1,000 of Proceeds is shown in the table below:


     Interval in Months                Amount of Interest
            12                               $30.00
             6                                14.89
             3                                 7.42
             1                                 2.47


OPTION 2 - INSTALMENTS OF A SPECIFIED AMOUNT. We will pay the Proceeds in equal instalments of the amount elected with our consent at 12, 6, 3 or 1 month intervals. We will add interest on the balance of Proceeds to such balance each year. We will pay instalments until the Proceeds and interest are exhausted. The last instalment will be for the balance only of the Proceeds and interest.

OPTION 3 - INSTALMENTS FOR A SPECIFIED PERIOD. We will pay the Proceeds in the number of equal monthly instalments certain set forth in the election. We will base the amount of each instalment on the Option 3 table. If so elected, the instruments may be paid at 12, 6 or 3 month intervals. The amount of each instalment in such case will be the product of the monthly instalment and the factor shown in the table below:


                                         Factor Applied to
      Interval in Months                 Monthly Instalment
            12                                 11.839
             6                                  5.963
             3                                  2.993


OPTION 4 - LIFE INCOME. We will use the Proceeds to provide equal monthly instalments during the payee's life. We will pay the instalments, as elected, either without instalments certain or with instalments certain for 120 months, for 240 months, or until the Proceeds are refunded.

  "Until the Proceeds are refunded" means until the sum of the instalments paid by us equals the amount of Proceeds settled under this Option. We will base the amount of each instalment on the Option 4 table.

OPTION 5 - JOINT AND SURVIVOR LIFE INCOME. We will use the Proceeds to provide equal monthly installments with a number of instalments certain, during the joint lives of the payee and one other person and during the life of the survivor.

  We will pay the instalments certain for either 120 or 240 months, as elected. We will base the amount of each instalment on the Option 5 table.

DATE OF FIRST PAYMENT. We will make the first payment under Option 1 at the end of the first payment interval. We will make the first payment under Option 2, 3, 4 or 5 on the date on which the Option takes effect.

INTEREST. The interest rate underlying all of the above Options is 3% per year. Additional interest may be declared each year by us. Such additional interest will:

     1. increase the interest payment under Option 1;

     2. be added to the Proceeds under Option 2; or

     3. increase the instalments certain under Option 3, 4 or 5.

WITHDRAWAL OR COMMUTATION. If expressly provided in the election of the Option but not otherwise, the payee will have the right to:

     1. withdraw all or part of the Balance of the Proceeds under Option 1 or 2; or

     2. take in one sum the commuted value of any balance of the instalments certain under Option 3, 4, or 5.

  Partial withdrawals will be subject to our published minimum amount limits in effect at the time the Option is elected. Such commuted value will be based on compound interest at a yearly rate of 3%. Under Option 4 or 5, no instalments other than instalments certain may be commuted.

  We may defer payment of the amount withdrawn or commuted for a period not exceeding 6 months.

SETTLEMENT AT DEATH OF PAYEE. After the death of the payee (the survivor in the case of Option 5), we will make payment as directed in the election of the Option. Such direction is subject to our approval.
The amount subject to such payment will be:

     1. any balance of Proceeds, with accrued interest, under Option 1 or 2; or

     2. the value of any remaining installments certain under Option 3, 4 or 5.

ALTERNATE LIFE INCOME OPTION. In lieu of payment in one sum, the Proceeds may be settled under a Life Income Option based on our non-participating single premium immediate annuity rates;

     1. in effect at the time of settlement; and

     2. adjusted to a due basis.

The income thus produced will be increased by 4%.

                                           OPTION 3 - INSTALMENTS FOR A SPECIFIED PERIOD
                     Monthly Instalments for Each $1,000 of the Proceeds of This Policy Settled Under Option 3

----------------------------------------------------------------------------------------------------------------------------------
                                                    Monthly Instalments Certain
----------------------------------------------------------------------------------------------------------------------------------
No.       Amount     No.       Amount       No.       Amount       No.       Amount       No.       Amount       No.       Amount
----------------------------------------------------------------------------------------------------------------------------------
 12      $ 84.47      72      $ 15.14       132       $ 8.86       192       $ 6.53       252       $ 5.32       312       $ 4.59
 24        42.86      84        13.16       144         8.24       204         6.23       264         5.15       324         4.47
 36        28.99      96        11.68       156         7.71       216         5.96       276         4.99       336         4.37
 48        22.06     108        10.53       168         7.26       228         5.73       288         4.84       348         4.27
 60        17.91     120         9.61       180         6.87       240         5.51       300         4.71       360         4.18
----------------------------------------------------------------------------------------------------------------------------------

                                                       OPTION 4 - LIFE INCOME
                     Monthly Instalments for Each $1,000 of the Proceeds of This Policy Settled Under Option 4
                                Where the incomes are the same the longer certain period will apply.

        Number of Monthly Instalments                Number of Monthly Instalments
                  Certain                                      Certain
Age of -------------------------------       Age of -------------------------------
Payee                          Until         Payee                          Until
      None    120     240     Proceeds              None    120     240    Proceeds
                                 Are                                          Are
  M                           Refunded         M                           Refunded
--------------------------------------       --------------------------------------
5**   $ 2.81  $ 2.81  $ 2.81    $ 2.80         25   $ 3.14  $ 3.14  $ 3.13   $ 3.12
6       2.83    2.82    2.82      2.81         26     3.17    3.16    3.15     3.14
7       2.84    2.84    2.83      2.83         27     3.19    3.19    3.18     3.16
8       2.85    2.85    2.84      2.84         28     3.22    3.22    3.20     3.19
9       2.86    2.86    2.86      2.85         29     3.25    3.24    3.23     3.21

10      2.87    2.87    2.87      2.86         30     3.28    3.27    3.26     3.24
11      2.89    2.89    2.88      2.88         31     3.31    3.30    3.29     3.27
12      2.90    2.90    2.90      2.89         32     3.34    3.33    3.32     3.30
13      2.92    2.91    2.91      2.90         33     3.37    3.37    3.35     3.33
14      2.93    2.93    2.92      2.92         34     3.41    3.40    3.38     3.36

15      2.95    2.95    2.94      2.93         35     3.44    3.44    3.41     3.39
16      2.96    2.96    2.96      2.95         36     3.48    3.48    3.45     3.42
17      2.98    2.98    2.97      2.96         37     3.52    3.51    3.48     3.46
18      3.00    3.00    2.99      2.98         38     3.57    3.56    3.52     3.50
19      3.02    3.01    3.01      3.00         39     3.61    3.60    3.56     3.53

20      3.04    3.03    3.30      3.02         40     3.66    3.64    3.60     3.57
21      3.06    3.05    3.05      3.04         41     3.71    3.69    3.64     3.61
22      3.08    3.07    3.07      3.06         42     3.76    3.74    3.68     3.66
23      3.10    3.09    3.09      3.08         43     3.81    3.79    3.73     3.70
24      3.12    3.12    3.11      3.10         44     3.87    3.85    3.77     3.75


-----------------------------------------------------------------------------------
        Number of Monthly Instalments                Number of Monthly Instalments
                  Certain                                      Certain
Age of -------------------------------       Age of -------------------------------
Payee                          Until         Payee                          Until
      None    120     240     Proceeds              None    120     240    Proceeds
                                 Are                                          Are
  M                           Refunded         M                           Refunded
--------------------------------------       --------------------------------------
45    $ 3.93  $ 3.90  $ 3.82    $ 3.80         65   $ 6.10  $ 5.81  $ 5.02   $ 5.43
46      3.99    3.96    3.87      3.85         66     6.29    5.96    5.08     5.56
47      4.05    4.02    3.92      3.90         67     6.50    6.11    5.13     5.70
48      4.12    4.09    3.97      3.96         68     6.73    6.28    5.18     5.85
49      4.19    4.15    4.03      4.01         69     6.97    6.44    5.23     6.00

50      4.27    4.22    4.08      4.08         70     7.23    6.61    5.27     6.16
51      4.34    4.29    4.14      4.14         71     7.51    6.78    5.31     6.33
52      4.43    4.37    4.20      4.20         72     7.80    6.96    5.34     6.51
53      4.51    4.45    4.26      4.27         73     8.12    7.14    5.37     6.70
54      4.60    4.54    4.32      4.35         74     8.45    7.32    5.40     6.90

55      4.70    4.62    4.39      4.42         75     8.82    7.49    5.42     7.11
56      4.80    4.72    4.45      4.50         76     9.21    7.67    5.44     7.33
57      4.91    4.82    4.51      4.58         77     9.62    7.84    5.45     7.56
58      5.03    4.92    4.58      4.67         78    10.07    8.01    5.47     7.80
59      5.15    5.03    4.64      4.76         79    10.55    8.17    5.48     8.05

60      5.28    5.14    4.71      4.86         80    11.06    8.33    5.49     8.32
61      5.42    5.26    4.78      4.96         81    11.61    8.48    5.49     8.60
62      5.57    5.39    4.84      5.07         82    12.19    8.61    5.50     8.89
63      5.74    5.52    4.90      5.19         83    12.81    8.74    5.50     9.20
64      5.91    5.66    4.96      5.30         84    13.46    8.86    5.51     9.52

                                               85+   14.16    8.97    5.51     9.85
-----------------------------------------------------------------------------------
        Number of Monthly Instalments                Number of Monthly Instalments
                  Certain                                      Certain
Age of -------------------------------       Age of -------------------------------
Payee                          Until         Payee                          Until
      None    120     240     Proceeds              None    120     240    Proceeds
                                 Are                                          Are
  F                           Refunded         F                           Refunded
--------------------------------------       --------------------------------------
5**   $ 2.75  $ 2.75  $ 2.75    $ 2.74         25   $ 3.02  $ 3.02  $ 3.01   $ 3.01
6       2.76    2.76    2.76      2.75         26     3.04    3.04    3.03     3.02
7       2.77    2.77    2.77      2.76         27     3.06    3.06    3.05     3.04
8       2.78    2.78    2.78      2.77         28     3.08    3.08    3.07     3.06
9       2.79    2.79    2.79      2.78         29     3.10    3.10    3.09     3.09

10      2.80    2.80    2.80      2.79         30     3.13    3.12    3.12     3.11
11      2.81    2.81    2.81      2.80         31     3.15    3.15    3.14     3.13
12      2.82    2.82    2.82      2.82         32     3.18    3.17    3.16     3.15
13      2.83    2.83    2.83      2.83         33     3.20    3.20    3.19     3.18
14      2.85    2.85    2.84      2.84         34     3.23    3.23    3.22     3.20

15      2.86    2.86    2.86      2.85         35     3.26    3.26    3.24     3.23
16      2.87    2.87    2.87      2.86         36     3.29    3.29    3.27     3.26
17      2.89    2.89    2.88      2.88         37     3.32    3.32    3.30     3.29
18      2.90    2.90    2.90      2.89         38     3.35    3.35    3.33     3.32
19      2.92    2.92    2.91      2.91         39     3.39    3.38    3.37     3.35

20      2.93    2.93    2.93      2.92         40     3.42    3.42    3.40     3.38
21      2.95    2.95    2.94      2.94         41     3.46    3.46    3.43     3.42
22      2.96    2.96    2.96      2.95         42     3.50    3.50    3.47     3.45
23      2.98    2.98    2.98      2.97         43     3.54    3.54    3.51     3.49
24      3.00    3.00    2.99      2.99         44     3.59    3.58    3.55     3.53


-----------------------------------------------------------------------------------

        Number of Monthly Instalments                Number of Monthly Instalments
                  Certain                                      Certain
Age of -------------------------------       Age of -------------------------------
Payee                          Until         Payee                          Until
      None    120     240     Proceeds              None    120     240    Proceeds
                                 Are                                          Are
  F                           Refunded         F                           Refunded
--------------------------------------       --------------------------------------
45    $ 3.63  $ 3.63  $ 3.59    $ 3.57         65   $ 5.35  $ 5.22  $ 4.79   $ 4.97
46      3.68    3.67    3.63      3.61         66     5.51    5.36    4.86     5.08
47      3.73    3.72    3.68      3.66         67     5.67    5.50    4.93     5.20
48      3.79    3.77    3.72      3.70         68     5.85    5.65    5.00     5.33
49      3.84    3.83    3.77      3.75         69     6.04    5.80    5.06     5.47

50      3.90    3.89    3.82      3.80         70     6.25    5.96    5.12     5.61
51      3.97    3.95    3.88      3.86         71     6.47    6.14    5.18     5.76
52      4.03    4.01    3.93      3.91         72     6.71    6.31    5.23     5.93
53      4.10    4.08    3.99      3.97         73     6.97    6.50    5.28     6.10
54      4.18    4.15    4.04      4.03         74     7.26    6.69    5.32     6.28

55      4.25    4.22    4.11      4.10         75     7.56    6.89    5.35     6.48
56      4.34    4.30    4.17      4.17         76     7.90    7.09    5.39     6.68
57      4.42    4.38    4.23      4.24         77     8.26    7.29    5.41     6.90
58      4.52    4.47    4.30      4.31         78     8.65    7.49    5.43     7.13
59      4.61    4.56    4.37      4.39         79     9.07    7.69    5.45     7.38

60      4.72    4.66    4.44      4.48         80     9.53    7.89    5.47     7.64
61      4.83    4.76    4.51      4.56         81    10.03    8.08    5.48     7.91
62      4.95    4.86    4.58      4.66         82    10.57    8.26    5.49     8.21
63      5.07    4.98    4.65      4.75         83    11.16    8.43    5.49     8.51
64      5.21    5.10    4.72      4.86         84    11.79    8.59    5.50     8.83

                                               85+   12.48    8.74    5.50     9.18
-----------------------------------------------------------------------------------
*On birthday nearest to due date of first instalment.  **Ages 5 and under.  +Ages 85 and over.

                                    Page 18

                   OPTION 5 - JOINT AND SURVIVOR LIFE INCOME
       Monthly Instalments for Each $1,000 of the Proceeds of This Policy
                             Settled Under Option 5

----------------------------------------------------------------------------------------------------------------
                                    WITH 120 MONTHLY INSTALMENTS CERTAIN
----------------------------------------------------------------------------------------------------------------
                                               Age of Payee*
Age of                                            FEMALE
Payee*     -----------------------------------------------------------------------------------------------------
 MALE        50      51      52      53      54      55      56      57      58      59      60      61      62
----------------------------------------------------------------------------------------------------------------
50         $3.60   $3.63   $3.66   $3.69   $3.72   $3.75   $3.77   $3.80   $3.83   $3.85   $3.88   $3.90   $3.92
51          3.62    3.65    3.68    3.71    3.74    3.77    3.80    3.83    3.86    3.89    3.91    3.94    3.97
52          3.64    3.67    3.70    3.74    3.77    3.80    3.83    3.86    3.89    3.92    3.95    3.98    4.01
53          3.66    3.69    3.72    3.76    3.79    3.82    3.86    3.89    3.92    3.96    3.99    4.02    4.05
54          3.67    3.71    3.74    3.78    3.81    3.85    3.89    3.92    3.96    3.99    4.02    4.06    4.09

55          3.69    3.72    3.76    3.80    3.84    3.87    3.91    3.95    3.99    4.02    4.06    4.10    4.13
56          3.70    3.74    3.78    3.82    3.86    3.90    3.94    3.98    4.02    4.06    4.10    4.13    4.17
57          3.72    3.76    3.80    3.84    3.88    3.92    3.96    4.00    4.05    4.09    4.13    4.17    4.21
58          3.73    3.77    3.81    3.86    3.90    3.94    3.99    4.03    4.08    4.12    4.17    4.21    4.25
59          3.74    3.79    3.83    3.87    3.92    3.96    4.01    4.06    4.10    4.15    4.20    4.25    4.29

60          3.75    3.80    3.84    3.89    3.94    3.98    4.03    4.08    4.13    4.18    4.23    4.28    4.33
61          3.77    3.81    3.86    3.91    3.95    4.00    4.05    4.11    4.16    4.21    4.26    4.32    4.37
62          3.78    3.82    3.87    3.92    3.97    4.02    4.07    4.13    4.18    4.24    4.29    4.35    4.41
63          3.79    3.83    3.88    3.93    3.99    4.04    4.09    4.15    4.21    4.26    4.32    4.38    4.44
64          3.80    3.84    3.90    3.95    4.00    4.06    4.11    4.17    4.23    4.29    4.35    4.41    4.48

65          3.80    3.85    3.91    3.96    4.01    4.07    4.13    4.19    4.25    4.31    4.38    4.44    4.51

70          3.84    3.89    3.95    4.01    4.07    4.13    4.20    4.27    4.34    4.41    4.49    4.57    4.65

75          3.86    3.92    3.98    4.04    4.11    4.17    4.25    4.32    4.40    4.48    4.57    4.66    4.75

80          3.87    3.93    4.00    4.06    4.13    4.20    4.27    4.35    4.44    4.52    4.61    4.71    4.81
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------
                WITH 120 MONTHLY INSTALMENTS CERTAIN
--------------------------------------------------------
                           Age of Payee*
Age of                        FEMALE
Payee*     ---------------------------------------------
MALE        63      64      65      70      75      80
--------------------------------------------------------
50         $3.95   $3.97   $3.99   $4.08   $4.14   $4.18
51          3.99    4.01    4.04    4.13    4.20    4.25
52          4.03    4.06    4.08    4.19    4.27    4.32
53          4.08    4.11    4.13    4.25    4.34    4.40
54          4.12    4.15    4.18    4.31    4.41    4.48

55          4.17    4.20    4.23    4.37    4.48    4.56
56          4.21    4.25    4.28    4.44    4.56    4.64
57          4.25    4.29    4.33    4.50    4.64    4.73
58          4.30    4.34    4.38    4.57    4.72    4.82
59          4.34    4.38    4.43    4.64    4.80    4.92

60          4.38    4.43    4.48    4.71    4.89    5.02
61          4.42    4.48    4.53    4.77    4.98    5.12
62          4.46    4.52    4.58    4.84    5.07    5.23
63          4.50    4.56    4.62    4.91    5.16    5.34
64          4.54    4.60    4.67    4.98    5.25    5.45

65          4.58    4.64    4.71    5.05    5.35    5.57

70          4.73    4.82    4.91    5.36    5.81    6.18

75          4.84    4.94    5.05    5.62    6.23    6.78

80          4.91    5.02    5.14    5.79    6.54    7.27
--------------------------------------------------------

* On birthday nearest to due date of first instalment. The amount of the monthly instalment for any combination of ages not shown in this table will be furnished on request.


----------------------------------------------------------------------------------------------------------------
                                    WITH 240 MONTHLY INSTALMENTS CERTAIN
----------------------------------------------------------------------------------------------------------------
                                               Age of Payee*
Age of                                            FEMALE
Payee*     -----------------------------------------------------------------------------------------------------
MALE        50      51      52      53      54      55      56      57      58      59      60      61      62
----------------------------------------------------------------------------------------------------------------
50         $3.60   $3.63   $3.65   $3.68   $3.71   $3.73   $3.76   $3.79   $3.81   $3.84   $3.86   $3.88   $3.90
51          3.61    3.64    3.67    3.70    3.73    3.76    3.79    3.82    3.84    3.87    3.89    3.92    3.94
52          3.63    3.66    3.69    3.72    3.76    3.79    3.82    3.85    3.87    3.90    3.93    3.95    3.98
53          3.65    3.68    3.71    3.75    3.78    3.81    3.84    3.87    3.90    3.93    3.96    3.99    4.02
54          3.66    3.70    3.73    3.77    3.80    3.83    3.87    3.90    3.93    3.97    4.00    4.03    4.06

55          3.68    3.71    3.75    3.79    3.82    3.86    3.89    3.93    3.96    4.00    4.03    4.06    4.09
56          3.69    3.73    3.77    3.80    3.84    3.88    3.92    3.95    3.99    4.03    4.06    4.10    4.13
57          3.70    3.74    3.78    3.82    3.86    3.90    3.94    3.98    4.02    4.06    4.09    4.13    4.17
58          3.72    3.76    3.80    3.84    3.88    3.92    3.96    4.00    4.04    4.09    4.13    4.16    4.20
59          3.73    3.77    3.81    3.85    3.90    3.94    3.98    4.03    4.07    4.11    4.15    4.20    4.24

60          3.74    3.78    3.82    3.87    3.91    3.96    4.00    4.05    4.09    4.14    4.18    4.23    4.27
61          3.75    3.79    3.84    3.88    3.93    3.97    4.02    4.07    4.12    4.16    4.21    4.26    4.30
62          3.76    3.80    3.85    3.89    3.94    3.99    4.04    4.09    4.14    4.19    4.23    4.28    4.33
63          3.77    3.81    3.86    3.91    3.95    4.00    4.05    4.10    4.16    4.21    4.26    4.31    4.36
64          3.77    3.82    3.87    3.92    3.97    4.02    4.07    4.12    4.17    4.23    4.28    4.33    4.39

65          3.78    3.83    3.88    3.93    3.98    4.03    4.08    4.14    4.19    4.25    4.30    4.36    4.41

70          3.81    3.86    3.91    3.96    4.02    4.07    4.13    4.19    4.25    4.31    4.38    4.44    4.50

75          3.82    3.87    3.92    3.98    4.03    4.09    4.16    4.22    4.28    4.35    4.42    4.48    4.55

80          3.82    3.87    3.93    3.98    4.04    4.10    4.16    4.23    4.29    4.36    4.43    4.50    4.57
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------
                WITH 120 MONTHLY INSTALMENTS CERTAIN
--------------------------------------------------------
                           Age of Payee*
Age of                        FEMALE
Payee*     ---------------------------------------------
MALE        63      64      65      70      75      80
--------------------------------------------------------
50         $3.92   $3.94   $3.96   $4.03   $4.06   $4.08
51          3.96    3.98    4.00    4.08    4.12    4.14
52          4.00    4.02    4.05    4.13    4.17    4.19
53          4.04    4.07    4.09    4.18    4.23    4.25
54          4.08    4.11    4.13    4.23    4.29    4.31

55          4.12    4.15    4.18    4.29    4.35    4.38
56          4.16    4.19    4.22    4.34    4.41    4.44
57          4.20    4.24    4.27    4.40    4.47    4.50
58          4.24    4.28    4.31    4.45    4.53    4.57
59          4.28    4.31    4.35    4.50    4.59    4.63

60          4.31    4.35    4.39    4.55    4.65    4.69
61          4.35    4.39    4.43    4.61    4.71    4.76
62          4.38    4.42    4.47    4.66    4.77    4.82
63          4.41    4.46    4.50    4.70    4.83    4.88
64          4.44    4.49    4.54    4.75    4.88    4.94

65          4.46    4.52    4.57    4.79    4.93    5.00

70          4.57    4.63    4.69    4.97    5.15    5.24

75          4.62    4.69    4.76    5.07    5.28    5.38

80          4.64    4.71    4.78    5.11    5.33    5.44
--------------------------------------------------------

* On birthday nearest to due date of first instalment. The amount of the monthly instalment for any combination of ages not shown in this table will be furnished on request.

AVAILABILITY AND LIMITATIONS. An Option will be available if the Proceeds to be settled under the Option are payable to a natural person in his own right and amount to at least $5,000.

  If the periodic payment under an Option would be less than $50, we may change the frequency of payment so that the amount of each payment will be at least $50.

  In no event may any Proceeds that are to be paid under a collateral assignment be settled under an Option. Such Proceeds may be paid only in one sum.

ELECTION. An Option to apply to the Proceeds at Death or surrender may be elected as follows:

     1. PROCEEDS OF DEATH. The election may be made:

        a. by you, while the Insured is alive; or

        b. by the Beneficiary, when the Insured dies, if no election is then in force.

     2. PROCEEDS AT SURRENDER. The election may be made only by you at the time this Policy is surrendered.

An election or revocation of an Option must be made by written request. Such election or revocation when filed at the Home Office will take effect as of the date it was signed:

     1. whether or not the person making it is alive when it is filed; and

     2. subject to any payment or other action by us before filing.

MISCELLANEOUS. When the Proceeds are settled under an Option, we may:

     1. require the return of this Policy; and

     2. issue in place of this Policy a certificate which will set forth the terms of the Option elected.

  We will require satisfactory proof of the date of birth of each person on whose life the payments are based under Option 4 or 5 or the Alternate Life Income Option.

  The Proceeds settled under an Option will be part of our general funds. We will not be required to segregate such Proceeds or place them in a separate investment account.

                             CALCULATION OF VALUES

BASIS OF CALCULATION. Net single premiums, Cash Values, and guaranteed cost of insurance rates are based on the Commissioners 1980 Standard Ordinary Mortality Table with Smoker/Non-Smoker modifications. For Extended Term Insurance, net single premiums and Cash Values are based on the Commissioners 1980 Extended Term Insurance Table with Smoker/Non-Smoker modifications. Continuous functions are used. For computing net single premiums and Cash Values for Extended Term and Reduced Paid Up Insurance, the interest rate used is 4 1/2%. The Cash Value of this Policy at the end of a Policy Year will be calculated in accordance with the Standard Nonforfeiture Law. The Cash Value of Extended Term and Reduced Paid Up Insurance at any time is equal to the net single premium for such insurance based on the Insured's Attained Age. A detailed statement of how we calculate the values for this Policy has been filed with the insurance supervisory official of the state in which this Policy is delivered.

CALCULATION OF CASH VALUE. When the first net scheduled premium is allocated to the Separate Accounts, the Cash Value in each Separate Account on the Policy Date will equal the Net Premium allocated to that Separate Account minus the first monthly deduction allocated to that Separate Account. Thereafter, on each Valuation Day, the Cash Value in each Separate Account will equal:

     1. the Cash Value in the Separate Account for the previous Valuation
        Period times the Net Investment Factor for the current Valuation Period;

     2. plus any Net Premiums we receive during the current Valuation Period which are allocated to that Separate Account;

     3. plus any Cash Value which, during the current Valuation Period:

        a. we transfer to the Separate Account from the General Account when you repay any loan amount, including interest credited to loaned amounts; and

        b. we transfer to the Separate Account from another Separate Account at your request;

     4. minus any Cash Value which, during the current Valuation Period

        a. we transfer from the Separate Account to the General Account when you borrow on this Policy or fail to pay interest when due; and

        b. we transfer from the Separate Account to another Separate Account at your request;

     5. plus any dividends credited to the Separate Account during the current Valuation Period;

     6. minus the monthly deductions allocated to the Separate Account during the current Valuation Period;

     7. minus any partial withdrawals during the current Valuation Period which are allocated to the Separate Account.

  The Cash Value of this Policy is equal to: (a) the sum of the Cash Value of each Separate Account, plus (b) any policy loans in the General Account

VALUATION DAY AND PERIOD. Assets are valued at the close of a Valuation Day. A Valuation Day is any day Monday through Friday, except for days when we are closed for holidays.

  A Valuation Period is the time between two successive Valuation Days. Each Valuation Period includes a Valuation Day and any non-Valuation Day or consecutive non-Valuation Days immediately preceding it.

NET INVESTMENT FACTOR. Each Separate Account has its own Net Investment Factor. The Net Investment Factor of the Separate Account for a Valuation Period is (a) divided by (b), minus (c) and minus (d), where

  (a) is: 1. the value of the assets in the Separate Accounts for the preceding
             Valuation Period; plus

          2. the investment income and capital gains, realized or unrealized, credited to those assets during the Valuation Period for which the Net Investment Factor is being determined, minus

          3. the capital losses, realized or unrealized, charged against those assets during the Valuation Period; minus

          4. any amount charged against the Separate Account for taxes, or any amount we set aside during the Valuation Period as a reserve for taxes attributable to the operation or maintenance of the Separate Account; and

  (b) is the value of the assets in the preceding Valuation Period; and

  (c) is a charge no greater than .60% per year (.001643835% for each day in the Valuation Period) for mortality and expense risks; and

  (d) is a charge, for Separate Account V only, no greater than .50% per year (.001369863% for each day in the Valuation Period) for transaction charges associated with the purchase of units.

We will value the assets in the Separate Account at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

MONTHLY DEDUCTIONS. On each Policy Processing Day, beginning on the Policy Date, we will deduct the following charges from the Cash Value:

  1. Cost of insurance charge as described below.

  2. Administration charge as shown in the Policy Data.

  3. Minimum death benefit guarantee charge as shown in the Policy Data.

  4. First year policy charge as shown in the Policy Data.

  5. If the Special Premium Payment Provision is in effect, we will also deduct 92 1/2% of any scheduled premium for any supplementary benefits or "Extra Premium" Class for that date as shown in the Policy Data.

  The cost of insurance charge for the following Policy Month is (a) multiplied by the result of (b) minus (c), where:

  (a) is the Cost of Insurance Rate;

  (b) is the Death Benefit at the beginning of the Policy Month divided by 1.0040741; and

  (c) is the Cash Value at the beginning of the Policy Month.

  The Cost of Insurance Rate is based on the Insured's Attained Age, sex and smoking status. Cost of Insurance Rates will be determined by the Company based on our expectations as to future mortality experience. However, these rates will not exceed those shown in the Policy Data. Such maximum rates are based on the 1980 Commissioners Standard Ordinary Mortality Table with Smoker/Non-smoker modifications.

  We will allocate the total monthly deduction among the Separate Accounts in the same proportion as the policy's Net Cash Value in the Separate Accounts bear to the total Net Cash Value of this Policy. We will allocate the monthly deduction for any Policy Processing Day prior to receipt of the first premium among the Separate Accounts based on the Net Cash Value in the Separate Accounts on the later of the Issue Date or the date the first premium is received.

                                  ENDORSEMENTS
                       (ONLY WE CAN ENDORSE THIS POLICY)



                   A GUIDE TO THE PROVISIONS OF THIS POLICY

                                                       Page                                                                Page
  Policy Summary........................................2                       General Provisions..........................10
  Definitions...........................................2                       Dividend Provisions.........................10
  Policy Data.........................................3-7                       Policy Owner and Beneficiary
   Payment of Scheduled Premiums........................4                        Provisions.................................11
   Schedule of Charges From Base                                                Premium Payment Provisions...............11-12
    Scheduled Premium Payments..........................4                       Options on Lapse............................12
  Payment of Unscheduled Premiums.......................4                       Premium Expense Charge......................12
  Schedule of Monthly Deductions                                                Separate Accounts...........................13
   From Cash Value......................................5                       Investment Options..........................14
  Schedule of Maximum Surrender                                                 Exchange of Policy..........................14
   Charges............................................. 5                       Death Benefit Provisions.................14-15
  Death Benefit Factors.................................6                       Cash Value Provisions.......................15
   Guaranteed Monthly Cost of                                                   Policy Loan Provisions......................16
    Insurance Rates.....................................7                       Payment Options..........................17-20
  Description of Separate Accounts......................8                       Calculation of Values....................20-21
  Initial Investment Allocation                                                 Endorsements................................22
    of Net Premiums.....................................9

                                VOTING PRIVILEGE

The Owner of this Policy is a member of the Company. All members have the right to vote at the annual meeting or at any special meetings of the members either in person or by proxy.

 Modified Premium Variable Life Insurance Policy with variable insurance amount
                       Insurance payable only upon death
           Scheduled premiums payable throughout Insured's lifetime.
                  Provisions for optional additional premiums.
  Benefits reflect premium payments, investment results and mortality charges.
       Guaranteed Minimum Death Benefit if scheduled premiums duly paid.
                                 Participating



                                    [LOGO]

            PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA
              1600 Market Street, Philadelphia, Pennsylvania 19103

                             PROVIDENT MUTUAL LIFE
                             INSURANCE COMPANY OF
                                 PHILADELPHIA

  INSURED            B  B

  POLICY NUMBER      1,000              JULY 19, 1995       ISSUE DATE

  FACE AMOUNT        $75,000            33                  ISSUE AGE

                                        JULY 19, 1995       POLICY DATE

PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA agrees:

  - To pay the Beneficiary of this Policy the Proceeds at Death upon receiving due proof of the Insured's death;

  - To provide you (the Policy Owner) with the other rights and benefits of this Policy. These agreements are subject to the provisions of this Policy.

THE DEATH BENEFIT MAY INCREASE OR DECREASE DAILY AS DESCRIBED ON PAGE 14, DEPENDING UPON THE PAYMENT OF PREMIUMS, THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNTS AND THE LEVEL OF MORTALITY CHARGES MADE. BUT, IT WILL NOT BE LESS THAN THE FACE AMOUNT SHOWN ABOVE.

THE CASH VALUE MAY INCREASE OR DECREASE DAILY DEPENDING UPON THE PAYMENT OF PREMIUMS THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNTS AND THE LEVEL OF MORTALITY CHARGES MADE. THERE IS NO GUARANTEED MINIMUM CASH VALUE.

A Schedule of Premiums is shown in the Policy Data. Additional unscheduled premiums may be paid at your option subject to the limitations in this Policy.

Please read this Policy with care. A guide to its provisions is on the last page. A summary is on page 2. Any additional benefit riders and a copy of the Application are included in this Policy after page 21.

                 This is a legal contract between the Owner and Provident Mutual Life Insurance Company of Philadelphia.

RIGHT TO CANCEL POLICY. You may return this Policy to us by the later of: (a) 10 days after you receive it; or (b) 45 days after Part I of the Application was signed. All you have to do is take this Policy or mail it to our Home Office at 1600 Market Street, Philadelphia, Pennsylvania 19103, or to one of our offices or to the representative who sold it to you. If you do this, we will cancel this Policy from the start and refund the sum of (a) the difference between the premiums you paid, including any policy fees or other charges, and the amounts allocated to the Separate Accounts; and (b) the total Cash Value of the Separate Accounts on the date we receive the returned policy.

Attest


                                                     /s/Robert W. Kloss
               Registrar                                   President

 Modified Premium Variable Life Insurance Policy with variable insurance amount
                      Insurance payable only upon death.
           Scheduled premiums payable throughout Insured's lifetime.
                  Provision for optional additional premiums.
 Benefits reflect premium payments, investment results and mortality charges.
       Guaranteed Minimum Death Benefit if scheduled premiums duly paid.
                                 Participating.
                            Employee Benefit Series

                                POLICY SUMMARY

This is a variable life insurance policy.

Premiums are to be paid throughout the Insured's lifetime. We have specified a schedule of premiums which must be paid to keep this Policy in full force. Under certain conditions, payment of a scheduled premium may not be required to keep this Policy in full force. You will be notified if a scheduled premium payment is not required. At your option, additional premiums may be paid, subject to the policy provisions.

The Cash Value and Death Benefit of this Policy will vary with the payment of premiums, the investment performance of the Separate Accounts to which your premiums are allocated, and the extent to which mortality charges are less than the guaranteed maximums. If all scheduled premiums are paid in accordance with the schedule, this Policy will not lapse, even if adverse investment experience has resulted in a zero or negative Cash Value.

The Guaranteed Minimum Death Benefit is the Face Amount. If this Policy has lapsed, coverage may end or this Policy may stay in force with reduced benefits. If either occurs, you may be able to reinstate this Policy within 3 years with full benefits.

To compute the Proceeds payable upon the Insured's death, we start with the Death Benefit and adjust this amount if there is a loan or if required premiums are unpaid. If you surrender this Policy, the Proceeds will be the net cash surrender value.

We will pay the Proceeds in one sum unless a Payment Option is in force. If you elect a Payment Option, it will apply to Proceeds paid to you if you surrender this Policy or those paid to the Beneficiary when the Insured dies. If a Payment Option is not in force when the Insured dies, the Beneficiary will be able to elect a Payment Option for the Proceeds at Death.

As Policy Owner, you have these rights in this Policy, among others:

-  You may borrow on this Policy.

-  You may surrender this Policy.

-  You may change the Beneficiary.

- You may change the allocation of future net premiums among the Separate Accounts.

-  You may transfer amounts among Separate Accounts.


                                  DEFINITIONS


ATTAINED AGE. The Issue Age of the Insured plus the length of time since the Policy Date.

BASE PREMIUM. Total scheduled premium for this Policy minus the premium processing charge and premiums for supplementary benefits and Extra Premium Class.

INSURED. The person named as the Insured on the first page. He or she need not be the Owner.

NET CASH VALUE. The Cash Value minus the sum of policy loans and accrued interest.

NET PREMIUM. The remainder of a Base Premium or unscheduled premium after deduction of the Premium Expense Charges.

POLICY ANNIVERSARY. The same day and month as the Policy Date in each later year.

POLICY PROCESSING DAY. The day in each calendar month which is the same day of the month as the Policy Date

POLICY YEAR. A year that starts on the Policy Date or on a Policy Anniversary.

PROCEEDS. The net amount to be paid when the Insured dies or this Policy is surrendered.

WE, OUR, US AND COMPANY. Provident Mutual Life Insurance Company of Philadelphia, a Pennsylvania Corporation.

YOU AND YOUR. The Owner of this Policy.

                                  POLICY DATA

  INSURED

  POLICY NUMBER                           JULY 19, 1995          ISSUE DATE

  FACE AMOUNT         $75,000                        33          ISSUE AGE

                                          JULY 19, 1995          POLICY DATE

  PREMIUM CLASS       NON-SMOKER

                                   * * * * *

BENEFITS
--------

VARIABLE WHOLE LIFE INSURANCE

ACCELERATED DEATH BENEFIT RIDER

GUARANTEED PURCHASE OPTION   -   AMOUNT      $25,000

                                   * * * * *

THE POLICY LOAN INTEREST RATE IS VARIABLE. THE RATE IN EFFECT ON THE ISSUE DATE IS 8.25%. THIS RATE WILL REMAIN IN EFFECT UNTIL OCT 1, 1995. IT WILL BE CHANGED AS NOTED IN THE VARIABLE LOAN INTEREST RATE (VLIR) RIDER ATTACHED TO THIS POLICY.


                                   * * * * *

                         PAYMENT OF SCHEDULED PREMIUMS

SCHEDULED PREMIUMS ARE PAYABLE ON THE POLICY DATE AND AT INTERVALS OF 1 months after that date, as follows:



                                                                               Additional Premium for:
                                          Total      Base           Supplementary Benefits        Extra Premium
  Beginning:                            Premium*   Premium            ADB            WP          GPO        CLASS
  JULY 19,1995                           65.89     702.50             NONE          NONE        637.61       NONE
  JULY 19,2002                          703.50     702.50                                         NONE
  JULY 19,2032                          129.82     128.82


The Premium Change Date is JULY 19,2032

* Includes $1.00 premium processing charge described below.

                                    * * * *

          SCHEDULE OF CHARGES DEDUCTED FROM SCHEDULED PREMIUM PAYMENTS

PREMIUM EXPENSE CHARGE. A Premium Expense Charge consisting of the following is deducted from each scheduled premium:

     1. $1.00 from the total scheduled premium for premium processing.

     2. 7.5% of the Base Premium for Sales Charges (5%) and State Premium Tax Charge (2.5%).

AFTER DEDUCTION OF THESE AMOUNTS, WE ALLOCATE THE NET PREMIUM TO THE SEPARATE Accounts you have chosen for scheduled premiums.


                                    * * * *


                      PAYMENT OF UNSCHEDULED PREMIUMS

The minimum unscheduled premium is $25. After deduction of $1.00 for premium processing and 7.5% of the remaining amount of the unscheduled premium for Sales Charges and State Premium Tax Charges, we allocate the Net Premium to the SEPARATE ACCOUNTS ACCORDING TO THE ALLOCATION then in effect for scheduled premiums, unless you notify us of a different allocation.

                                    * * * *


                                       4